Exhibit 4.1


                               INDYMAC MBS, INC.,

                                    Depositor

                             [INDYMAC BANK, F.S.B.],

                               Seller and Servicer

                                       and

                             [                    ],

                                     Trustee

                     --------------------------------------


                         POOLING AND SERVICING AGREEMENT

                                 Dated as of [ ]

                     --------------------------------------




   [RESIDENTIAL ASSET SECURITIZATION TRUST] [INDYMAC INDX MORTGAGE LOAN TRUST]
                             Series 20__-[A][AR][IP]


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 Series 20__-[ ]


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                                Table of Contents
                                                                           Page
                                                                           ----


                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Rules of Construction......................................I-34

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01.  Conveyance of Mortgage Loans...............................II-1
SECTION 2.02.  Acceptance by the Trustee of the Mortgage Loans............II-5
SECTION 2.03.  Representations, Warranties and Covenants of the Seller
               and the Servicer...........................................II-8
SECTION 2.04.  Representations and Warranties of the Depositor as to
               the Mortgage Loans........................................II-10
SECTION 2.05.  Delivery of Opinion of Counsel in Connection with
               Substitutions and Repurchases.............................II-11
SECTION 2.06.  Execution and Delivery of Certificates....................II-11
SECTION 2.07.  REMIC Matters.............................................II-11
SECTION 2.08.  Covenants of the Servicer.................................II-12
SECTION 2.09.  Subsequent Transfers......................................II-12
SECTION 2.10.  Mandatory Prepayment......................................II-16

                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01.  Servicer to Service Mortgage Loans........................III-1
SECTION 3.02.  [Reserved]................................................III-2
SECTION 3.03.  Rights of the Depositor and the Trustee in Respect of
               the Servicer..............................................III-2
SECTION 3.04.  [Reserved]................................................III-2
SECTION 3.05.  Trustee to Act as Servicer................................III-2
SECTION 3.06.  Collection of Mortgage Loan Payments; Servicing
               Accounts; Collection Account; Certificate Account;
               Distribution Account; Pre-Funding Accounts; Capitalized
               Interest Accounts.........................................III-2
SECTION 3.07.  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts...........................................III-8
SECTION 3.08.  Access to Certain Documentation and Information
               Regarding the Mortgage Loans..............................III-9
SECTION 3.09. Permitted Withdrawals from the Certificate Account, the Distribution Account and the Excess Reserve Fund Account..III-9


                                       i
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SECTION 3.10.  Maintenance of Hazard Insurance; Maintenance of Primary
               Insurance Policies.......................................III-11
SECTION 3.11.  Enforcement of Due-On-Sale Clauses; Assumption
               Agreements...............................................III-12
SECTION 3.12.  Realization Upon Defaulted Mortgage Loans; Repurchase of
               Certain Mortgage Loans...................................III-14
SECTION 3.13.  Trustee to Cooperate; Release of Mortgage Files..........III-16
SECTION 3.14.  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee......................III-17
SECTION 3.15.  Servicing Compensation...................................III-18
SECTION 3.16.  Access to Certain Documentation..........................III-18
SECTION 3.17.  Annual Statement as to Compliance........................III-18
SECTION 3.18.  [Reserved]...............................................III-19
SECTION 3.19.  Errors and Omissions Insurance; Fidelity Bonds...........III-19
SECTION 3.20.  Notification of Adjustments..............................III-19
SECTION 3.21.  Covenants and Representations of the Servicer Regarding
               Prepayment Charges.......................................III-20

                                   ARTICLE IV

                   DISTRIBUTIONS AND ADVANCES BY THE SERVICER

SECTION 4.01.  Advances...................................................IV-1
SECTION 4.02.  Priorities of Distribution.................................IV-2
SECTION 4.03.  Monthly Statements to Certificateholders...................IV-4
SECTION 4.04.  [Reserved].................................................IV-5
SECTION 4.05.  [Reserved].................................................IV-5
SECTION 4.06.  [Reserved].................................................IV-5
SECTION 4.07.  Certain Matters Relating to the Determination of LIBOR.....IV-5

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.  The Certificates............................................V-1
SECTION 5.02.  Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................V-1
SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates...........V-6
SECTION 5.04.  Persons Deemed Owners.......................................V-6
SECTION 5.05.  Access to List of Certificateholders' Names and
               Addresses...................................................V-6
SECTION 5.06.  Maintenance of Office or Agency.............................V-7

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

SECTION 6.01.  Respective Liabilities of the Depositor and the Servicer...VI-1
SECTION 6.02.  Merger or Consolidation of the Depositor or the Servicer...VI-1


                                       ii
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SECTION 6.03.  Limitation on Liability of the Depositor, the Seller,
               the Servicer and Others....................................VI-1
SECTION 6.04.  Limitation on Resignation of the Servicer..................VI-2
SECTION 6.05.  Inspection.................................................VI-2

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.  Events of Default.........................................VII-1
SECTION 7.02.  Trustee to Act; Appointment of Successor..................VII-3
SECTION 7.03.  Notification to Certificateholders........................VII-4

                                  ARTICLE VIII

                             Concerning the Trustee

SECTION 8.01.  Duties of the Trustee....................................VIII-1
SECTION 8.02.  Certain Matters Affecting the Trustee....................VIII-2
SECTION 8.03.  Trustee Not Liable for Certificates or Mortgage Loans....VIII-3
SECTION 8.04.  Trustee May Own Certificates.............................VIII-3
SECTION 8.05.  Trustee's Fees and Expenses..............................VIII-4
SECTION 8.06.  Eligibility Requirements for the Trustee.................VIII-4
SECTION 8.07.  Resignation and Removal of the Trustee...................VIII-5
SECTION 8.08.  Successor Trustee........................................VIII-6
SECTION 8.09.  Merger or Consolidation of the Trustee...................VIII-6
SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee............VIII-7
SECTION 8.11.  Tax Matters..............................................VIII-8
SECTION 8.12.  Periodic Filings........................................VIII-11

                                   ARTICLE IX

                                   Termination

SECTION 9.01.  Termination upon Liquidation or Purchase of the Mortgage
               Loans......................................................IX-1
SECTION 9.02.  Final Distribution on the Certificates.....................IX-2
SECTION 9.03.  Additional Termination Requirements........................IX-3

                                    ARTICLE X

                            Miscellaneous Provisions

SECTION 10.01. Amendment...................................................X-1
SECTION 10.02. Recordation of Agreement; Counterparts......................X-3
SECTION 10.03. Governing Law...............................................X-3
SECTION 10.04. Intention of Parties........................................X-3
SECTION 10.05. Notices.....................................................X-4
SECTION 10.06. Severability of Provisions..................................X-5


                                      iii
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SECTION 10.07. Assignment..................................................X-5
SECTION 10.08. Limitation on Rights of Certificateholders..................X-5
SECTION 10.09. Inspection and Audit Rights.................................X-6
SECTION 10.10. Certificates Nonassessable and Fully Paid...................X-6
SECTION 10.11. Official Record.............................................X-6
SECTION 10.12. Protection of Assets........................................X-6
SECTION 10.13. Qualifying Special Purpose Entity...........................X-7

                                   ARTICLE XI

                             EXCHANGE ACT REPORTING

SECTION 11.01. Filing Obligations.........................................XI-1
SECTION 11.02. Form 10-D Filings..........................................XI-1
SECTION 11.03. Form 8-K Filings...........................................XI-2
SECTION 11.04. Form 10-K Filings..........................................XI-2
SECTION 11.05. Sarbanes-Oxley Certification...............................XI-3
SECTION 11.06. Form 15 Filing.............................................XI-3
SECTION 11.07. Report on Assessment of Compliance and Attestation.........XI-3
SECTION 11.08. Use of Subcontractors......................................XI-5
SECTION 11.09. Amendments.................................................XI-5


                                       iv
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                                    SCHEDULES

Schedule I:    Mortgage Loan Schedule.....................................S-I-1

Schedule II:   Representations and Warranties of the Seller/Servicer.....S-II-1

Schedule III:  Representations and Warranties as to the Mortgage Loans..S-III-1

Schedule IV:   Planned Balanced Schedules................................S-IV-1

                                    EXHIBITS

Exhibit A:     Form of Class A, M and B Certificate.........................A-1

Exhibit B:     [Reserved]...................................................B-1

Exhibit C:     Form of Class R Certificate..................................C-1

Exhibit D:     Form of Class X Certificate..................................D-1

Exhibit E:     Form of Reverse of Certificates..............................E-1

Exhibit F:     [Reserved]...................................................F-1

Exhibit G:     Form of Initial Certification of Trustee.....................G-1

Exhibit H:     Form of Final Certification of Trustee.......................H-1

Exhibit I:     Form of Transfer Affidavit...................................I-1

Exhibit J:     Form of Transferor Certificate...............................J-1

Exhibit K:     [Reserved]...................................................K-1

Exhibit L:     Form of Rule 144A Letter.....................................L-1

Exhibit M:     Form of Request for Release (for Trustee)....................M-1

Exhibit N:     Form of Request for Release (Mortgage Loan Paid in Full,
               Repurchased and Released)....................................N-1

Exhibit O:     Form of Subsequent Transfer Agreement........................O-1

            THIS POOLING AND SERVICING AGREEMENT, dated as of [           ],
among INDYMAC MBS, INC., a Delaware corporation, as depositor (the "Depositor"), [INDYMAC BANK, F.S.B.] ("[IndyMac]"), a federal savings bank, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and [ ], a banking corporation organized under the laws of the State of [ ], as trustee (the "Trustee"),

                                 WITNESSETH THAT

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

      The Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising two REMICs (each a "REMIC" or, in the alternative, the Lower Tier REMIC and the Upper Tier REMIC, respectively). Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R Certificate represents ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Startup Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in Section 9.01. The Upper Tier REMIC shall hold as assets the several classes of uncertificated Lower Tier Regular Interests, set out below. Each such Lower Tier Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC.

     Lower Tier Class        Lower Tier      Initial Lower Tier
        Designation         Interest Rate     Principal Amount
     ----------------       -------------    ------------------

         Class LT-C              (1)           $
         Class LT-AF-1           (1)
         Class LT-MF-1           (1)
         Class LT-MF-2           (1)
         Class LT-BF             (1)
         Class LT-D              (2)
         Class LT-AV-1           (2)
         Class LT-MV-1           (2)
         Class LT-MV-2           (2)
         Class LT-BV             (2)
         Class LT-E              (1)
         Class LT-R              (3)                     (3)


(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Group 1 WAC Cap.

(2) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the Group 2 WAC Cap.

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(3)   The Class LT-R Interest is the sole class of residual interest in the
      Lower Tier REMIC and it does not have a principal amount or an interest rate.

      The Lower Tier REMIC shall hold as assets all of the assets included in the Trust Fund other than the Group 1 Pre-Funding Account, the Group 2 Pre-Funding Account, the Group 1 Capitalized Interest Account, the Group 2 Capitalized Interest Account, the Excess Reserve Fund Account, and the Lower Tier Regular Interests.

      With respect to any Distribution Date, interest that accrues on the Class LT-C Interest at the Pass-Through Rate shown above shall be deferred and added to the principal balance of the Class LT-C Interest in an amount equal to [50]% of any increase in the Subordinated Amount for the Group 1Certificates for such Distribution Date.

      With respect to any Distribution Date, Available Funds with respect to the Mortgage Loans in Loan Group 1 shall be applied to pay interest that accrues on the Class LT-AF-1, Class LT-MF-1, Class LT-MF-2, Class LT-BF-1, Class LT-E, and Class LT-C Interests at the Pass-Through Rates shown above, other than the interest deferred on the Class LT-C Interest in the manner described in the preceding paragraph.

      With respect to any Distribution Date, interest that accrues on the Class LT-D Interest at the Pass-Through Rate shown above will be deferred and added to the principal balance of the Class LT-D Interest in an amount equal to [50]% of any increase in the Subordinated Amount for the Group 2 Certificates for such Distribution Date.

      With respect to any Distribution Date, Available Funds with respect to the Mortgage Loans in Loan Group 2 shall be applied to pay interest that accrues on the Class LT-AV-1, Class LT-MV-1, Class LT-MV-2, Class LT-BV-1, and Class LT-D Interests at the Pass-Through Rates shown above, other than the interest deferred on the Class LT-D Interest in the manner described in the preceding paragraph.

      With respect to any Distribution Date, Available Funds with respect to Mortgage Loans in Loan Group 1 not applied to pay interest shall be first distributed on the Class LT-E interest until its balance is reduced to zero, and then, shall be distributed to, and losses shall be allocated among, the Class LT-AF-1, Class LT-MF-1, Class LT-MF-2, Class LT-BF and Class LT-C Interests in a manner such that, immediately following such Distribution Date, the principal balance of each of the Class LT-AF-1, Class LT-MF-1, Class LT-MF-2, and Class LT-BF Interests equals [50]% of its Corresponding Class of Upper Tier REMIC Regular Interest.

      With respect to any Distribution Date, Available Funds with respect to Mortgage Loans in Loan Group 2 not applied to pay interest shall be distributed to, and losses shall be allocated among, the Class LT-AV-1, Class LT-MV-1, Class LT-MV-2, Class LT-BV, and Class LT-D Interests in a manner such that, immediately following such Distribution Date, the principal balance of each of the Class LT-AV-1, Class LT-MV-1, Class LT-MV-2, and Class LT-BV Interests equals [50]% of its Corresponding Class of Upper Tier REMIC Regular Interest.

      The Upper Tier REMIC shall issue the following classes of interests and each Upper Tier Interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC.

                                           Initial Upper
    Upper Tier Class      Upper Tier       Tier Principal    Corresponding
       Designation       Interest Rate         Amount         Certificate
    ----------------     -------------     --------------    -------------

      Class AF-1             (1)            $                  Class AF-1
      Class MF-1             (1)                               Class MF-1
      Class MF-2             (1)                               Class MF-2
      Class BF               (1)                               Class BF
      Class AV-1             (2)                               Class AV (7)
      Class MV-1             (2)                               Class MV-1 (7)
      Class MV-2             (2)                               Class MV-2 (7)
      Class BV               (2)                               Class BV (7)
      Class XF               (3)                    (3)        Class X(5)
      Class XV               (4)                    (4)        Class X(5)
      Class UT-R             (6)                                 Class R


(1) With respect to any Distribution Date, the rate at which interest is payable on these interests will be the lesser of the rate shown above or the Group 1 WAC Cap. Following the Optional Termination Date, the stated per annum Pass-Through Rates shown above will increase by [ ]% ([ ] basis points).

(2) The Class AV-1, Class MV-1, Class MV-2 and Class BV Interests will bear interest during their initial Interest Accrual Period at [ ]%, [ ]%, [ ]% and [ ]%, respectively, per annum. The Class AV-1, Class MV-1, Class MV-2 and Class BV Interests will bear interest during each Interest Accrual Period thereafter at a per annum rate equal to the least of (i) LIBOR plus [ ]%, [ ]%, [ ]% and [ ]%, respectively, (ii) the Group 2 Maximum Cap, and
      (iii) the Group 2 WAC Cap. Following the Optional Termination Date, the Pass-Through Margin for the Class AV-1 Certificates shall be [doubled] and the Pass-Through Margin for Group 2 Subordinated Certificates shall increase by [1.5] times.

(3) The Class XF Interest has an initial principal balance of $[ ], but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class XF Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower Tier Fixed Rate Regular Interests, other than the Class LT-E interest, as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class XF Interest shall bear interest at a rate equal to the excess, if any, of the Group 1 WAC Cap over the product of (i) 2 and (ii) the Adjusted Lower Tier Fixed Rate WAC. With respect to any Distribution Date, interest that so accrues on the notional balance of the Class XF Interest shall be deferred in an amount equal to any increase in the Subordinated Amount for the Group 1 Certificates on such Distribution Date. Such deferred interest shall not itself bear interest.

(4) The Class XV Interest has an initial principal balance of $[ ], but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class XV Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower Tier Adjustable Rate Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class XV Interest shall bear interest at a rate equal to the excess, if any, of the Group 2 WAC Cap over the product of (i) 2 and (ii) the Adjusted Lower Tier Adjustable Rate WAC. With respect to any Distribution Date, interest that so accrues on the notional balance of the Class XV Interest shall be deferred in an amount equal to any increase in the Subordinated Amount for the Group 2 Certificates on such Distribution Date. Such deferred interest shall not itself bear interest.

(5) The Class XF and the Class XV Interests are non-severable components of the Class X Certificate.

(6) The Class UT-R Interest is the sole class of residual interest in the Upper Tier REMIC. The Class UT-R Interest does not have an interest rate.

(7) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk CarryForward Amounts. For federal income tax purposes, the Trustee will treat a Certificateholder's right to receive payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholder.

      The minimum denomination for each Class of Certificates, other than the Class R and the Class X Certificates, will be $25,000. The Class R and the Class X Certificates will each represent a 100% Percentage Interest in such class.

      Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates..........   All Classes of Certificates other than
                                    the Physical Certificates.

Group 1
  Certificates...................   Class AF-1, Class MF-1, Class MF-2, Class BF
                                    and Class R Certificates.

Group 2
  Certificates...................   Class AV-1, Class MV-1, Class MV-2 and Class
                                    BV Certificates.

Group 1
  Class A Certificates...........   Class AF-1 Certificates.

Group 2
  Class A Certificates...........    Class AV-1 Certificates.

Group 1
  Mezzanine Certificates.........   Class MF-1 and Class
                                    MF-2 Certificates.

Group 2
  Mezzanine Certificates.........   Class MV-1 and Class
                                    MV-2 Certificates.

Group 1
  Subordinated Certificates......   Group 1 Mezzanine Certificates
                                    and Class BF Certificates.

Group 2
  Subordinated Certificates......   Group 2 Mezzanine Certificates
                                    and Class BV Certificates.

Adjustable Rate Certificates.....   Group 2 Certificates.

Fixed Rate Certificates..........   Class AF-1, Class MF-1, Class MF-2 and
                                    Class BF Certificates.

Delay Certificates...............   All interest-bearing Classes of
                                    Certificates other than the Non-Delay
                                    Certificates, if any.

ERISA-Restricted
  Certificates...................   Subordinated Certificates, Class R
                                    Certificates and Class X Certificate.

Floating Rate Certificates.......   Adjustable Rate Certificates.

LIBOR Certificates...............   Adjustable Rate Certificates.

Mezzanine Certificates...........   Class MF-1, Class MF-2, Class MV-1 and
                                    Class MV-2 Certificates.

Non-Delay Certificates...........   Adjustable Rate Certificates.

Offered Certificates.............   All Classes of Certificates other than
                                    the Private Certificates.

Physical Certificates............   Class X and Class R Certificates.

Private Certificates.............   Class X Certificate.

Rating Agencies..................   [S&P] and [Fitch].

Regular Certificates.............   All Classes of Certificates other than
                                    the Class R Certificates.

Residual Certificates............   Class R Certificates.

Subordinated Certificates........   Mezzanine Certificates, Class BF
                                    Certificates and Class BV Certificates.

            References herein to "Class A," "Class M-1," "Class M-2," "Class B," "Mezzanine Certificates" and "Subordinated Certificates" are references to Certificates of either or both Certificate Groups of similar designations, as the context requires.

                                   ARTICLE I

                                  DEFINITIONS

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Certificates (other than the Class X Certificate), the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date.

            Additional Designated Information:  As defined in Section [11.02].

            Adjusted Lower Tier Adjustable Rate WAC: With respect to any Interest Accrual Period, the weighted average of the interest rates on the Lower Tier Adjustable Rate Regular Interests determined for this purpose by first subjecting the rate payable on the Class LT-D Interest to a cap of zero and subjecting the rate payable on each of the Class LT-AV-1, Class LT-MV-1, Class LT-MV-2, and Class LT-BV Interests to a cap equal to LIBOR plus the Margin that corresponds to the Pass-Through Margin used in computing the Pass-Through Rate on the Corresponding Class of Certificates.

            Adjusted Lower Tier Fixed Rate WAC: With respect to any Interest Accrual Period, the weighted average of the interest rates on the Lower Tier Fixed Rate Regular Interests determined for this purpose by first subjecting the rate payable on the Class LT-C Interest to a cap of zero, subjecting the rate payable on each of the Class LT-AF-1, Class LT-MF-1, Class LT-MF-2, and Class LT-BF Interests to a cap that corresponds to the Pass-Through Rate payable on the Corresponding Class of Certificates.

            Adjusted Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

            Adjustment Date: As to any Mortgage Loan in Loan Group 2, the first Due Date on which the related Mortgage Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as set forth in the related Mortgage Note.

            Advance: As to a Loan Group, the payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans in such Loan Group that were due during the related Remittance Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates in either Certificate Group on any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds on the Mortgage Loans in the related Loan Group received after the end of the related Remittance Period and (ii) all Scheduled Payments on the Mortgage Loans in the related Loan Group due after the end of the related Remittance Period.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, (i) with respect to the Group 1 Certificates, the aggregate Class Certificate Balance of the Group 1 Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the last day of the immediately preceding Remittance Period plus the amount in the related Pre-Funding Account, if any, excluding investment earnings, and (ii) with respect to the Group 2 Certificates, the aggregate Class Certificate Balance of the Group 2 Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the last day of the immediately preceding Remittance Period plus the amount in the related Pre-Funding Account, if any.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans in a Loan Group (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Remittance Period and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all Insurance Proceeds and Liquidation Proceeds during the related Remittance Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans in such Loan Group received during the related Remittance Period together with all Compensating Interest thereon; (iv) the related Unutilized Pre-Funding Amount; (v) the related Capitalized Interest Requirement and (vi) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan in such Loan Group or a Mortgage Loan repurchased by the Seller or the Servicer in such Loan Group as of such Distribution Date; reduced by (y) (i) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans in such Loan Group and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Agreement with respect to such Loan Group and (ii) the Trustee's Fee allocated to such Loan Group.

            Basic Principal Distribution Amount: With respect to any Distribution Date and Loan Group, the excess of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the related Excess Subordinated Amount, if any, for such Distribution Date.

            Basis Risk CarryForward Amount: With respect to each Class of Group 2 Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Group 2 Certificates is based upon the Group 2 WAC Cap, the excess of (i) the amount of interest such Class of Group 2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Group 2 Certificates for such Distribution Date, up to the Group 2 Maximum Cap over (ii) the amount of interest payable on such Class of Group 2 Certificates at the Group 2 WAC Cap for such Distribution Date and (B) the Basis Risk CarryForward Amount for such Class of Group 2 Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Group 2 Certificates for such Distribution Date, subject to the Group 2 Maximum Cap.

            Basis Risk Payment: For any Distribution Date, an amount equal to the sum of (i) any Basis Risk CarryForward Amount and (ii) the Required Reserve Amount for that date, provided, however, that with respect to any Distribution Date, the payment cannot exceed the sum of the amounts otherwise distributable on the Class X Certificates.

            Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

            Book-Entry Certificates:  As specified in the Preliminary
Statement.

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the State of California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

            Capitalized Interest Account: Either of the Group 1 Capitalized Interest Account or the Group 2 Capitalized Interest Account.

            Capitalized Interest Requirement: With respect to the Distribution Date in [ ] and [ ] and Loan Group 1, the product of (a) the excess of the Pre-Funding Amount for Loan Group 1 on the Closing Date over the Principal Balance of any Subsequent Mortgage Loan transferred to the Trust Fund for Loan Group 1 during the related Due Period or a prior Due Period that has a Monthly Payment due during such Due Period and (b) a fraction, the numerator of which is the weighted average of the Pass-Through Rates on the Group 1 Certificates for such Distribution Date and the denominator of which is 12. With respect to the Distribution Date in [ ] and [ ] and Loan Group 2, the product of (a) the excess of the Pre-Funding Amount for Loan Group 2 on the Closing Date over the Principal Balance of any Subsequent Mortgage Loan transferred to the Trust Fund for Loan Group 2 during the related Due Period or a prior Due Period that has a Monthly Payment due during such Due Period and (b) a fraction, the numerator of which is the weighted average of the Pass-Through Rates on the Group 2 Certificates for such Distribution Date and the denominator of which is 12.

            Certificate: Any one of the Certificates issued by the Trust Fund executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.06(c) with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of Certificateholders and designated

"[IndyMac Bank, F.S.B.], in trust for the registered holders of Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]".

            Certificate Balance: With respect to any Class of Certificates, other than the Class X Certificate, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class of Subordinated Certificates. The Class X Certificate has no Certificate Balance.

            Certificate Group: Any of the Certificate Group 1 Certificates or the Certificate Group 2 Certificates, as applicable.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate. For purposes of this Agreement, in order for a Certificate Owner to enforce any of its rights under this Agreement, it shall first have to provide evidence of its beneficial ownership interest in a Certificate that is reasonably satisfactory to the Trustee, the Depositor and/or the Servicer, as applicable.

            Certificate Register:  The register maintained pursuant to
Section 5.02.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor or its affiliates) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

            Certification Party:  As defined in Section [11.05].

            Certifying Person:  As defined in Section [11.05].

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Principal Distribution Amount: With respect to each Loan Group and any Distribution Date, the excess of (i) the aggregate Class Certificate Balance of the Class A Certificates for the related Certificate Group immediately prior to such Distribution Date over (ii) the lesser of (A) [ ]% for Loan Group 1 and [ ]% for Loan Group 2, of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period and (B) the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period minus $[ ] with respect to Loan Group 1 and $[ ] with respect to Loan Group 2.

            Class B Principal Distribution Amount: With respect to each Loan Group and any Distribution Date, the excess of (i) the sum for the related Certificate Group of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), and (D) the Class Certificate Balance of the Class B Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) [ ]% for Loan Group 1 and [ ]% for Loan Group 2, of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period and (B) the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period minus $[ ] with respect to Loan Group 1 and $[ ] with respect to Loan Group 2, provided, however, that with respect to any Distribution Date on which the Class Certificate Balances of the related Class A, Class M-1 and Class M-2 Certificates have been reduced to zero, the Class B Principal Distribution Amount is the lesser of (x) the Class Certificate Balance of the Class B Certificates and (y) the related Principal Distribution Amount.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class M-1 Principal Distribution Amount: With respect to each Loan Group and any Distribution Date, the excess of (i) the sum for the related Certificate Group of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) [ ]% for Loan Group 1 and [ ]% for Loan Group 2, of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period and (B) the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period minus $[ ] with respect to Loan Group 1 and $[ ] with respect to Loan Group 2.

            Class M-2 Principal Distribution Amount: With respect to each Loan Group and any Distribution Date, the excess of (i) the sum for the related Certificate Group of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) [ ]% for Loan Group 1 and [ ]% for Loan Group 2, of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period and (B) the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period minus $[ ] with respect to Loan Group 1 and $[ ] with respect to Loan Group 2.

            Class X Distributable Amount: On any Distribution Date, the amount of interest that has accrued on the Class XF and Class XV Regular Interests and any portion of the principal balance of either the Class XF or Class XV Regular Interests which is distributable as a Subordination Reduction Amount plus Prepayment Charges and Servicer Prepayment Charge Payment Amounts, if any.

            Closing Date:  [                     ].

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collateral Value: With respect to any Mortgage Loan, the Collateral Value of the related Mortgaged Property shall be, other than with respect to Mortgage Loans the proceeds of which were used for a Refinance Loan, the lesser of (i) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (ii) the sales price for such Mortgaged Property. In the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

            Collection Account:  As defined in Section 3.06(b).

            Combined Loan-to-Value Ratio: For any Mortgage Loan at any time, shall be the ratio expressed as a percentage of (i) the sum of (a) the original principal balance of such Mortgage Loan and (b) the outstanding principal balance at the date of origination of such Mortgage Loan of any senior mortgage loan(s), or in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan at origination, regardless of any lesser amount actually outstanding at the date of origination of such Mortgage Loan, to (ii) the Collateral Value of such Mortgage Loan.

            Commission:  means The U.S. Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date, the lesser of (i) any and (ii) 0.125 an amount equal to [ ]% multiplied by one-twelfth multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

            Coop Shares:  Shares issued by a Cooperative Corporation.

            Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

            Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

            Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

            Cooperative Unit: A single family dwelling located in a Cooperative Property.

            Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at [Address of
Trustee] (Attn:  [                                      ]), facsimile no.
[              ] and which is the address to which notices to and
correspondence with the Trustee should be directed.

            Corresponding Class: The class of interests in any REMIC created under this Agreement that correspond to the Class of interests in another such REMIC or to a Class of Certificates in the manner set out below:

       Lower Tier Class      Upper Tier       Corresponding
         Designation          Interest         Certificate
       ----------------      ----------       -------------

        Class LT-AF-1        Class AF-1        Class AF-1
        Class LT-MF-1        Class MF-1        Class MF-1
        Class LT-MF-2        Class MF-2        Class MF-2
        Class LT-BF          Class BF          Class BF
        Class LT-AV-1        Class AV-1        Class AV-1
        Class LT-MV-1        Class MV-1        Class MV-1
        Class LT-MV-2        Class MV-2        Class MV-2
        Class LT-BV          Class BV          Class BV


            Cut-off Date: For each Initial Mortgage Loan, [         ]; for each
Subsequent Mortgage Loan, [           ].

            Cut-off Date Pool Principal Balance: For any Cut-off Date, the aggregate Stated Principal Balance of all Mortgage Loans as of such date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the related Cut-off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates:  As specified in the Preliminary Statement.

            Delay Delivery Mortgage Loans: (i) The Initial Mortgage Loans identified on the Mortgage Loan Schedule for which all or a portion of a related Mortgage File is not delivered to the Trustee on or prior to the Closing Date, and (ii) all Subsequent Mortgage Loans. The Depositor shall deliver (or cause delivery of) the Mortgage Files to the Trustee: (A) with respect to at least [ ]% of the Initial Mortgage Loans, not later than the Closing Date, (B) with respect to at least [ ]% of the Subsequent Mortgage Loans conveyed on a Subsequent Transfer Date, not later than [twenty one] days after such Subsequent Transfer Date, and (C) with respect to the remaining [ ]% of the Initial Mortgage Loans, not later than [five] Business Days after the Closing Date, and not later than [thirty] days after the relevant Subsequent Transfer Date with respect to the remaining [ ]% of the Subsequent Mortgage Loans conveyed on the related Subsequent Transfer Date. To the extent that the Seller shall be in possession of any Mortgage Files with respect to any Delay Delivery Loan, until delivery to of such Mortgage File to the Trustee as provided in Section 2.01, the Seller shall hold such files as Servicer hereunder, as agent and in trust for the Trustee.

            Deleted Mortgage Loan:  As defined in Section 2.03(c).

            Delinquent: A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due. The determination of whether a Mortgage Loan is "60 days Delinquent", "90 days Delinquent", etc. shall be made in a like manner.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: IndyMac MBS, Inc., a Delaware corporation, or its successor in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the [18]th day of each month or if such [18]th day is not a Business Day the next succeeding Business Day; provided, however, that if such next succeeding Business Day is less than [two] Business Days prior to the related Distribution Date, then the Determination Date shall be the next Business Day preceding the [18]th day of such month.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(e) in the name of the Trustee for the benefit of the Certificateholders and designated "[ ] in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, 12:30 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

            Distribution Date: The [25]th day of each calendar month after the initial issuance of the Certificates, or if such [25]th day is not a Business Day, the next succeeding Business Day, commencing in [ ].

            Due Date: With respect to any Mortgage Loan, the day of the month on which a Scheduled Payment is due which is the [first] day of the month.

            EDGAR: The Commission's Electronic Data Gathering, Analysis and Retrieval system.

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, but only if Moody's is not a Rating Agency) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor (an "Underwriter's Exemption").

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.07(a).

            Event of Default:  As defined in Section 7.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.09(a)(ii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(d) in the name of the Trustee for the benefit of the Adjustable Rate Certificateholders and designated "[ ] in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series [ ]." Funds in the Excess Reserve Fund Account shall be held in trust for the Adjustable Rate Certificateholders for the uses and purposes set forth in this Agreement.

            Excess Subordinated Amount: With respect to a Certificate Group and any Distribution Date, the excess, if any, of (a) the related Subordinated Amount on such Distribution Date over (b) the related Specified Subordinated Amount for such Distribution Date.

            Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

            Expense Fees: As to each Mortgage Loan, the sum of the related Servicing Fee and Trustee Fee.

            Expense Fee Rate: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, Trustee Fee Rate and any lender paid mortgage insurance premiums.

            Extra Principal Distribution Amount: As of any Distribution Date and either Certificate Group, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Subordination Deficiency for such Distribution Date.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Final Scheduled Payment Date: The Final Scheduled Payment Date for each Class of Certificates is as follows:

                                                            Final Scheduled
                                                              Payment Date
                                                        -----------------------

Class AF-1 Certificates.................................   [            ]
Class MF-1 Certificates.................................   [            ]
Class MF-2 Certificates.................................   [            ]
Class BF Certificates...................................   [            ]
Class AV-1 Certificates.................................   [            ]
Class MV-1 Certificates.................................   [            ]
Class MV-2 Certificates.................................   [            ]
Class BV Certificates...................................   [            ]
Class R Certificates                                       [            ]


            [Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, NY 10004, Attention: MBS Monitoring - IndyMac SPMD [ ], or such other address as Fitch furnishes to the Depositor and the Servicer.]

            FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

            Form 10-D Disclosure Item: With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Fund, the Depositor, the Trustee or the Servicer, if such Person has actual knowledge thereof.

            Form 10-K Disclosure Item: With respect to any Person, (a) Form 10-D Disclosure Item, and (b) any affiliations or relationships between such Person and any Item 1119 Party.

            Group 1 Certificates: As specified in the Preliminary Statement.

            Group 1 Capitalized Interest Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06 in the name of the Trustee for the benefit of the Certificateholders and designated "[ ], in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]". Funds in the Group 1 Capitalized Interest Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Group 1 Capitalized Interest Account will be for the account of the Seller.

            Group 1 Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06 in the name of the Trustee for the benefit of the Certificateholders and designated "[ ], in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]" allocated for the purchase of Subsequent Mortgage Loans to be included in Loan Group 1. Funds in the Group 1 Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder.

            Group 1 WAC Cap: With respect to the Mortgage Loans in Loan Group 1 as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates in effect on the beginning of the related Remittance Period for such Mortgage Loans.

            Group 2 Certificates: As specified in the Preliminary Statement.

            Group 2 Capitalized Interest Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06 in the name of the Trustee for the benefit of the Certificateholders and designated "[ ], in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]". Funds in the Group 2 Capitalized Interest Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Group 2 Capitalized Interest Account will be for the account of the Seller.

            Group 2 Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "[ ], in trust for registered holders of

IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD
[          ]" allocated for the purchase of Subsequent Mortgage Loans to be included in Loan Group 2. Funds in the Group 2 Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder.

            Group 2 Maximum Cap: With respect to the Mortgage Loans in Loan Group 2 as of any Distribution Date, the weighted average of the Maximum Rates on the Mortgage Loans in Loan Group 2 less the Expense Fee Rate.

            Group 2 WAC Cap: With respect to the Mortgage Loans in Loan Group 2 as of any Distribution Date, the product of (1) the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Remittance Period on the Mortgage Loans in Loan Group 2 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for the Group 2 Certificates related to such Distribution Date.

            Index: As to each Mortgage Loan in Loan Group 2, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

            Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

            Initial Mortgage Loan: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified on the Mortgage Loan Schedule as of the Closing Date, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses or released to the Mortgagor.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: With respect to each Class of Delay Certificates and the Corresponding Class of Lower Tier Regular Interests and any Distribution Date, the calendar month prior to the month of such Distribution Date. For purposes of computing accrual of interest on each Class of Delay Certificates and each Class of Lower Tier Regular Interests, each month is assumed to have 30 days and each year is assumed to have 360 days. With respect to each Class of Non-Delay Certificates and the Corresponding Class of Lower Tier Regular Interests and any Distribution Date, the period commencing on the [25]th day of the month preceding the month in which such Distribution Date occurs and ending on the [24]th day of the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

            Item 1119 Party: The Depositor, any Seller, the Servicer, the Trustee, any originator identified in the Prospectus Supplement, the Corridor Contract Counterparty, the Class AF-5B Insurer and any other material transaction party, as identified in Exhibit S hereto, as updated pursuant to
Section 11.04.

            Lender PMI Loans: Mortgage Loans with respect to which the lender rather than the borrower acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period (other than the initial Interest Accrual Period) for the LIBOR Certificates, the [second] London Business Day preceding the commencement of such Interest Accrual Period.

            Limited Exchange Act Reporting Obligations: The obligations of the Servicer under Section 3.17(b), Section 6.02 and Section 6.04 with respect to notice and information to be provided to the Depositor and Article XI (except
Section 11.07(a)(1) and (2)).

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances.

            Loan Group: Any of Loan Group 1 or Loan Group 2, as applicable.

            Loan Group 1: All Mortgage Loans which have Mortgage Rates that are fixed.

            Loan Group 2: All Mortgage Loans which have Mortgage Rates that are adjustable.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and as of any date of determination, is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

            Lower Tier Adjustable Rate Regular Interest: Each of the Class LT-AV-1, Class LT-MV-1, Class LT-MV-2, and Class BV Interests as described in the Preliminary Statement.

            Lower Tier Fixed Rate Regular Interest: Each of the Class LT-AF-1, Class LT-MF-1, Class LT-MF-2, and Class LT-BF Interests as described in the Preliminary Statement.

            Lower Tier Regular Interests: Each of the Lower Tier Adjustable Rate Regular Interests and the Lower Tier Fixed Rate Regular Interests.

            Lower Tier REMIC:  As described in the Preliminary Statement

            Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

            Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least [51]% of the Percentage Interests evidenced by all Certificates of such Class.

            Margin: As to each Mortgage Loan, the percentage amount set forth on the related Mortgage Note added to the Index in calculating the Mortgage Rate thereon.

            Master REMIC: As defined in the Preliminary Statement.

            Maximum Rate: As to any Mortgage Loans in Loan Group 2, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.

            Modified Mortgage Loan: Any Mortgage Loan which the Servicer has modified pursuant to Section 3.12(c).

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

            MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

            MIN:  The mortgage identification number for any MERS Mortgage
Loan.

            MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            Moneyline Telerate Page 3750: The display page currently so designated on the Moneyline Telerate Information Services, Inc. (or any page replacing that page on that service for the purpose of displaying London inter-bank offered rates of major banks).

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.06.

            Moody's: Moody's Investor Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Loan Monitoring Group, or any other address that Moody's furnishes to the Depositor and the Servicer.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant either (i) to the provisions hereof or (ii) to the provisions of a Subsequent Transfer Agreement and to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified on the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

            Mortgage Loan Schedule: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, separately identifying the Initial Mortgage Loans and the Subsequent Mortgage Loans (if any), attached hereto as
Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan.

            (i) the loan number;

            (ii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

            (iii) the maturity date;

            (iv) the original principal balance;

            (v) the Cut-off Date Principal Balance;

            (vi) the first payment date of the Mortgage Loan;

            (vii) the Scheduled Payment in effect as of the related Cut-off
      Date;

            (viii) the Loan-to-Value Ratio or Combined Loan-to-Value (as applicable) at origination;

            (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

            (x) a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) a dwelling in a PUD, (c) a condominium unit, (d) a two- to four-unit residential property, or (e) a Cooperative Unit;

            (xi) the Mortgage Rate;

            (xii) the purpose for the Mortgage Loan;

            (xiii) the type of documentation program pursuant to which the Mortgage Loan was originated;

            (xiv) with respect to the Mortgage Loans in Loan Group 2:

                  (a) the Maximum Rate;

                  (b) the Periodic Rate Cap;

                  (c) the Adjustment Date;

                  (d) the Margin;

            (xv) a code indicating whether the Mortgage Loan is a Performance Loan;

            (xvi) the Servicing Fee Rate;

            (xvii) a code indicating whether the Mortgage Loan is a Lender PMI Loan;

            (xviii) with respect to the Lender PMI Loans, the Lender PMI fee premium; and

            (xix) a code indicating whether the Mortgage Loan is a Delay Delivery Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under (v) above for all of the Mortgage Loans.

            Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

            Mortgagor:  The obligor(s) on a Mortgage Note.

            MR Interest:  As defined in the Preliminary Statement.

            Net Monthly Excess Cashflow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date and any Loan Group, the amount by which the sum of the Prepayment Interest Shortfalls with respect to such Loan Group exceeds the sum of the Compensating Interest payments made on such Distribution Date with respect to such Loan Group.

            Non-Delay Certificates:  As specified in the Preliminary
Statement.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer, that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates:  As specified in the Preliminary Statement.

            Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, (ii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement or (iii) in the case of any other Person, signed by an authorized officer of such Person.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Optional Termination: The termination of the Trust Fund created hereunder in connection with the purchase of the Mortgage Loans pursuant to
Section 9.01(a) hereof.

            Optional Termination Date: The Distribution Date on which the assets of the Trust Fund decline to [10]% or less of the Cut-off Date Principal Balances of the Mortgage Loans.

            Original Mortgage Loan: The Mortgage Loan refinanced in connection with the origination of a Refinance Loan.

            OTS:  The Office of Thrift Supervision.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Pass-Through Margin: With respect to each Class of Adjustable Rate
Certificates, the following percentages: Class AV-1 Certificates, [   ]%; Class
MV-1 Certificates, [   ]%; Class MV-2 Certificates, [   ]%; and Class BV
Certificates, [   ]%. Following the Optional Termination Date, the Pass-Through
Margin for the Class AV-1 Certificates shall be [doubled] and the Pass-Through Margin for Group 2 Subordinated Certificates shall increase by [1.5] times.

            Pass-Through Rate: For each Class of Certificates and each Lower Tier Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Performance Certification:  As defined in Section 11.05.

            Performance Loan: Mortgage Loans that provide borrowers the potential of margin reduction for good payment history. If, at the time of evaluation, the related borrower has made scheduled payments in full since the origination of the loan with a maximum of one late payment (which, however, cannot be in the month of evaluation) the Mortgage Loan is eligible for a reduction (ranging from [ ]% to [ ]%) in the margin used to calculate the Mortgage Rate.

            Periodic Rate Cap: As to any Mortgage Loan in Loan Group 2 and any Adjustment Date, the maximum percentage increase or decrease to the related Mortgage Rate on any such Adjustment Date, as specified in the related Mortgage Note.

            Permitted Investments: At any time, any one or more of the following obligations and securities:

            (i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

            (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

            (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

            (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

            (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

            (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

            (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of [ ]% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

            (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except (i) if [Fitch] is a Rating Agency and has not rated the portfolio, the highest rating assigned by [Moody's] and (ii) if [S&P] is a Rating Agency, "[AAAm]" or "[AAAm-G]" by [S&P]) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

            (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument. Any permitted Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Permitted Investment. No Permitted Investment may be sold or disposed of before its maturity.

            Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates:  As specified in the Preliminary Statement.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans on the last day of the related Remittance Period which were Outstanding Mortgage Loans on such day.

            Pre-Funding Amount: With respect to any date, the amount on deposit in the respective Pre-Funding Accounts as of such date (net of any reinvestment earnings thereon).

            Pre-Funding Accounts: The separate Eligible Accounts created and maintained by the Trustee pursuant to Section 3.06 in the name of the Trustee for the benefit of the Certificateholders and designated "[ ], in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]." Funds in the Pre-Funding Accounts shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Pre-Funding Accounts will be for the account of the Depositor.

            Pre-Funding Period: With respect to each Loan Group, the period commencing on the Closing Date and ending on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Accounts (exclusive of
any investment earnings) is less than $[      ] and (ii) [      ].

            Prepayment Charge: As to a Mortgage Loan, any charge paid by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Charge Period, the Prepayment Charges with respect to each applicable Mortgage Loan so held by the Trust being identified in the Prepayment Charge Schedule (other than any Servicer Prepayment Charge Payment Amount).

            Prepayment Charge Period: As to any Mortgage Loan the period of time, if any, during which a Prepayment Charge may be imposed.

            Prepayment Charge Schedule: As of any date, the list of Prepayment Charges included in the Trust on such date, (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each prepayment Charge.

            (i) the Mortgage Loan account number;

            (ii) a code indicating the type of Prepayment Charge;

            (iii) the state of origination in which the related Mortgage Property is located;

            (iv) the first date on which a Monthly Payment is or was due under the related Mortgage Note;

            (v) The term of the Prepayment Charge;

            (vi) the original principal amount of the related Mortgage Loan; and

            (vii) the Cut-off Date Principal Balance of the related mortgage
      Loan.

            The Prepayment Charge Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement.

            Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment, the amount, if any, by which one month's interest at the related Mortgage Rate (net of the related Servicing Fee Rate) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Prepayment Period: As to any Distribution Date and related Due Date, the period from and including the 16th day of the month immediately prior to the month of such Distribution Date (or, in the case of the first Distribution Date, on the Initial Cut-off Date) and to and including the 15th day of the month of such Distribution Date.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

            Principal Distribution Amount: For each Certificate Group on any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date for such

Certificate Group and (ii) the Extra Principal Distribution Amount for such Distribution Date for such Certificate Group.

            Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan (including without limitation the Purchase Price of any Modified Mortgage Loan purchased pursuant to Section 3.12(c)) that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date and each Loan Group, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Remittance
Period: (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Servicer during such Remittance Period, including all full and partial principal prepayments, (ii) the Liquidation Proceeds on the Mortgage Loans in the related Loan Group allocable to principal actually collected by the Servicer during the related Remittance Period, (iii) the portion of the purchase price with respect to each Deleted Mortgage Loan in the related Loan Group, the repurchase obligation for which arose during the related Remittance Period and that was repurchased prior to the related Distribution Account Deposit Date,
(iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a Mortgage Loan in the related Loan Group as of such Distribution Date, (v) with respect to the Distribution Date occurring in the month following the end of the Pre-Funding Period, the related Unutilized Pre-Funding Amount and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund (to the extent such proceeds relate to principal).

            Private Certificates:  As specified in the Preliminary Statement.

            Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

            Prospectus Supplement:  The Prospectus Supplement dated
[                        ] relating to the Offered Certificates.

            PUD:  Planned Unit Development.

            Purchase Price: With respect to any Modified Mortgage Loan or any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.02 or
2.03 or purchased at the option of the Servicer pursuant to Section 3.12, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Net Mortgage Rate if
(x) the purchaser is the Servicer or (y) if the purchaser is the Seller and the Seller is the Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any costs and damages incurred by the Trust Fund in connection with any violation by the Mortgage Loan of any predatory or abusive lending law, provided, however, that if such Mortgage Loan is a Modified Mortgage Loan, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Adjusted Net Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which such Modified Mortgage Loan is assigned to the Servicer pursuant to Section 3.12(c).

            Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be (i) [S&P] and
(ii) [Fitch, Attention: Residential Mortgage Surveillance Monitoring], or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

            Realized Loss: The excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

            Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

            Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

            Reference Bank:  As defined in Section 4.07.

            Refinance Loan: Any Mortgage Loan the proceeds of which are used to refinance an existing mortgage loan.

            Regular Certificates:  As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release

(Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relevant Mortgage Loan: A Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which interest collectible on such Mortgage Loan for the most recently ended calendar month is less than interest accrued thereon for such month pursuant to the Mortgage Note.

            Relief Act: The Servicemembers Civil Relief Act of 1940, as amended.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

            REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

            REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Period: With respect to any Distribution Date, the period commencing on the [second] day of the month preceding the month in which the Distribution Date occurs and ending on the [first] day of the month in which such Distribution Date occurs.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Reportable Event: Any event required to be reported on Form 8-K, and in any event, the following:

            (a) entry into a definitive agreement related to the Trust Fund, the Certificates or the Mortgage Loans, or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

            (b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

            (c) with respect to the Servicer only, if the Servicer becomes aware of any bankruptcy or receivership with respect to the Seller, the Depositor, the Servicer, the Trustee, the Corridor Contract Counterparty, the Class AF-5B Insurer, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

            (d) with respect to the Trustee, the Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an Event of Default under this Agreement;

            (e) any amendment to this Agreement;

            (f) the resignation, removal, replacement, substitution of the Servicer or the Trustee;

            (g) with respect to the Servicer only, if the Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Certificates has been materially amended or modified; and

            (h) with respect to the Trustee, the Servicer and the Depositor only, a required distribution to Holders of the Certificates is not made as of the required Distribution Date under this Agreement.

            Reporting Subcontractor: With respect to the Servicer or the Trustee, any Subcontractor determined by such Person pursuant to Section 11.08(b) to be "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

            Required Reserve Amount: On any Distribution Date that (A) the Group 2 WAC Cap exceeds the Pass-Through Rate on the Class BV Certificate by less than
[     ]% ([     ] basis points), the greater of $[     ] or the product of (i)
[     ]% and the Class Certificate Balance of the Adjustable Rate Certificates
as of such Distribution Date and (B) the Group 2 WAC Cap exceeds the
Pass-Through Rate on the Class BV Certificates by more than [     ]%, $[     ].

            Residual Certificates:  As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            SAIF: The Savings Association Insurance Fund, or any successor thereto.

            Sarbanes-Oxley Certification:  As defined in Section 11.05.

            [S&P: Standard & Poor's, a division of The McGraw-Hill Companies. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's Ratings Group, 26 Broadway, 10th Floor, New York, New York 10004, Attention:
Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Servicer.]

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Securities Act:  The Securities Act of 1933, as amended.

            Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Coop Shares and the originator of the related Mortgage Note, which defines the terms of the security interest in such Coop Shares and the related Proprietary Lease.

            Seller: [IndyMac Bank, F.S.B.], a federal savings bank, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

            Senior Enhancement Percentage: With respect to either Certificate Group and any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates of such Certificate Group and (ii) the related Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal

Balance of the Mortgage Loans in the related Loan Group as of the last day of the related Remittance Period.

            Senior Specified Enhancement Percentage: As of any date of Determination, [ ]% with respect to Certificate Group 1 and [ ]% with respect to Certificate Group 2.

            Servicer: [IndyMac Bank, F.S.B.], a federal savings bank, and its successors and assigns, in its capacity as servicer hereunder.

            Servicer Advance Date: As to any Distribution Date, 12:30 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

            Servicer Event of Default:  As defined in Section 7.01(I).

            Servicer Prepayment Charge Payment Amount: The amounts payable by the Servicer in respect of waived Prepayment Charges pursuant to Section 3.06(d)(ix).

            Servicing Account: The separate Eligible Account or Accounts created and maintained pursuant to Section 3.06(b) hereof.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) (a) the preservation, restoration and protection of a Mortgaged Property, (b) expenses reimbursable to the Servicer pursuant to Section 3.12 and any enforcement or judicial proceedings, including foreclosures, (c) the maintenance and liquidation of any REO Property and (d) compliance with the obligations under
Section 3.10; and (ii) reasonable compensation to the Servicer or its affiliates for acting as broker in connection with the sale of foreclosed Mortgaged Properties and for performing certain default management and other similar services (including, but not limited to, appraisal services) in connection with the servicing of defaulted Mortgage Loans; provided, however, that for purposes of this clause (ii), only costs and expenses incurred in connection with the performance of activities generally considered to be outside the scope of customary servicing or servicing duties shall be treated as Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB.

            Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the applicable Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan, or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest, subject to reduction as provided in Section 3.15

            Servicing Fee Rate: With respect to any Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule for such Mortgage Loan.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Standard: That degree of skill and care exercised by the Servicer with respect to mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others.

            60+ Day Delinquent Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Remittance Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Subordinated Amount: With respect to each Loan Group prior to the Stepdown Date for the related Certificate Group, an amount equal to [ ]% for Loan Group 1 and [ ]% for Loan Group 2, of the Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group, and with respect to each Loan Group on and after the Stepdown Date for the related Certificate Group, an amount equal to [ ]% for Loan Group 1 and [ ]% for Loan Group 2, of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the last day of the related Remittance Period, subject to a minimum amount equal to [ ]% for each Loan Group of the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group as of the related Cut-off Date, provided, however, that if, on any Distribution Date, a Trigger Event for a Certificate Group has occurred, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group until the Distribution Date on which a Trigger Event for such Certificate Group is no longer occurring.

            SR Interest: As defined in the Preliminary Statement.

            Startup Day:  [The Closing Date].

            Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

            Stepdown Date: With respect to either Loan Group, the later to occur of (i) the Distribution Date in [ ] and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans in the related Loan Group on the last day of the related Remittance Period but prior to any applications of Principal Distribution Amount to the related Certificates) is greater than or equal to the related Senior Specified Enhancement Percentage.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or the Trustee, as the case may be.

            Subordinated Amount: For each Certificate Group and as of any Distribution Date and related Loan Group, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the end of the related Remittance Period over (b) the aggregate of the Class Certificate Balances of the Offered Certificates in the related Certificate Group as of such Distribution Date (after giving effect to the payment of principal on such Certificates on such Distribution Date) plus amount in the related Pre-Funding Account, if any, excluding investment earnings.

            Subordinated Certificates:  As specified in the Preliminary
Statement.

            Subordination Deficiency: With respect to any Distribution Date and either Loan Group, the excess, if any, of (a) the Specified Subordinated Amount for the related Certificate Group applicable to such Distribution Date over (b) the Subordinated Amount for such Certificate Group applicable to such Distribution Date.

            Subordination Reduction Amount: With respect to any Distribution Date and either Loan Group, an amount equal to the lesser of (a) the related Excess Subordinated Amount and (b) the Total Monthly Excess Spread for the related Certificate Group.

            Subsequent Mortgage Loan: Such of the mortgage loans transferred and assigned to the Trustee pursuant to (i) the provisions of a Subsequent Transfer Agreement and (ii) the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified on the Mortgage Loan Schedule for the related Subsequent Transfer Date, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. When used with respect to a single Subsequent Transfer Date, "Subsequent Mortgage Loan" shall mean a Subsequent Mortgage Loan conveyed to the Trust Fund on such Subsequent Transfer Date.

            Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit O hereto, executed and delivered by the Seller, the Depositor and the Trustee as provided in Section 2.09(a).

            Subsequent Transfer Date: For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to
Section 2.09(a).

            Subsidiary REMIC: As defined in the Preliminary Statement.

            Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than [10]% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than [1]% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan, (vi) comply with each representation and warranty set forth in Section 2.03, (vii) satisfy the criteria for inclusion in the applicable Loan Group.

            Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Total Monthly Excess Spread: As to either Loan Group and any Distribution Date, an amount equal to the excess if any, of (i) the interest collected or advanced on the related Mortgage Loans during the related Remittance Period plus the related Capitalized Interest Requirement for such Distribution Date over (ii) the sum of the interest payable to the Classes of Certificates in the related Certificate Group on such Distribution Date.

            Transaction Documents: This Agreement, [each Yield Maintenance Agreement,] [the Class [ ] Policy] and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Trigger Event: With respect to the Certificates of a Certificate Group after a Stepdown Date for the related Loan Group, exists if the quotient (expressed as a percentage) of (x) the three month rolling average of 60+ Day Delinquent Loans for the related Loan Group, as of the last day of the related Remittance Period, over (y) the Stated Principal Balance of the Mortgage Loans in that Loan Group equals or exceeds [50]% (in the case of Loan Group 1) or [40]% (in the case of Loan Group 2) of the related Senior Enhancement Percentage.

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Certificate Account, Excess Reserve Fund Account, the Distribution Account, the Pre-Funding Accounts and the Capitalized Interest Accounts and all amounts deposited therein pursuant to the applicable provisions of this Agreement (including, without limitation, amounts received from the Seller on the Closing Date which shall be deposited by the Trustee in the Certificate Account pursuant to Section 2.01); (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise;

(iv) the right to collect any amounts under any mortgage insurance policies covering any Mortgage Loan and any collections received under any mortgage insurance policies covering any Mortgage Loan; (v) all rights to receive amounts under, and to enforce remedies in, the Cap Contract, and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trustee: [        ] and its successors and, if a successor trustee
is appointed hereunder, such successor.

            Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the related Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

            Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Trustee and the Depositor.

            Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest Distribution Amount for such Distribution Date and any portion of such Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid over (ii) the amount in respect of interest on such Class of Certificates actually distributed on the preceding Distribution Date and (b) 30 days' interest on such excess at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Unpaid Realized Loss Amount: With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

            United States Person or U.S. Person: Shall mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations);
(iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Unutilized Pre-Funding Amount: The Pre-Funding Amount immediately after the end of the Pre-Funding Period.

            Upper Tier Regular Interest: As described in the Preliminary Statement.

            Upper Tier REMIC:.  As described in the Preliminary Statement.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) [1]% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests) and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            SECTION 1.01. Rules of Construction

            Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise:

            (a) References to designated articles, sections, subsections, exhibits, and other subdivisions of this Agreement, such as "Section 6.12 (a)," refer to the designated article, section, subsection, exhibit, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular article, section, exhibit, or other subdivision of this Agreement.

            (b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement.

            (c) Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available and things may happen from time to time.

            (d) The term "including" and all its variations mean "including but not limited to." Except when used in conjunction with the word "either," the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both").

            (e) A reference to "a [thing]" or "any [of a thing]" does not imply the existence or occurrence of the thing referred to even though not followed by "if any," and "any [of a thing]" is any of it. A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase "the obligors on a note" means "the obligor or obligors on a note"). "Until [something occurs]" does not imply that it must occur, and will not be modified by the word "unless." The word "due" and the word "payable" are each used in the sense that the stated time for payment has passed. The word "accrued" is used in its accounting sense, i.e., an amount paid is no longer accrued. In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an "excess" does not exist. Portions of things may be expressed as fractions or percentages interchangeably.

            (f) All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Agreement, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement are inconsistent with their meanings under generally accepted accounting principles, the definitions contained in this Agreement shall control. Capitalized terms used in this Agreement without definition that are defined in the UCC are used in this Agreement as defined in the UCC.

            (g) In the computation of a period of time from a specified date to a later specified date or an open ended period, the words "from" and "beginning" mean "from and including," the word "after" means "from but excluding," the words "to" and "until" mean "to but excluding," and the word "through" means "to and including." Likewise, in setting deadlines or other periods, "by" means "on or before." The words "preceding," "following," and words of similar import, mean immediately preceding or following. References to a month or a year refer to calendar months and calendar years.

            (h) Any reference to the enforceability of any agreement against a party means that it is enforceable, subject as to enforcement against the party, to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            SECTION 2.01. Conveyance of Mortgage Loans.

            (a) The Seller, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to each Initial Mortgage Loan, including all interest and principal received or receivable by the Seller on or with respect to each Initial Mortgage Loan after the related Cut-off Date and all interest and principal payments on each Initial Mortgage Loan received prior to such related Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on each Initial Mortgage Loan on or before such related Cut-off Date. On or prior to the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor's direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Initial Mortgage Loan listed in the Mortgage Loan Schedule as of the Closing Date. Such delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Initial Mortgage Loans.

            (b) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, together with the Depositor's right to require the Seller to cure any breach of a representation or warranty made herein by the Seller or to repurchase or substitute for any affected Initial Mortgage Loan in accordance herewith.

            (c) In connection with the transfer and assignment of each Initial Mortgage Loan, the Depositor has delivered or caused to be delivered (or, in the case of the Delay Delivery Mortgage Loans, will deliver to, or will cause to be delivered to, the Trustee within the time periods specified in the definition of Delay Delivery Mortgage Loans), and, in connection with the transfer and assignment of each Subsequent Mortgage Loan, will deliver or will cause to be delivered, to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) (A) the original Mortgage Note, endorsed by manual or
            facsimile signature in blank in the following form: "Pay to the order of ______________ without recourse", with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note) and (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

                  (ii) Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by the applicable notary) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (iii) In the case of each Mortgage Loan that is not a MERS
            Mortgage Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of the mortgage (each assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to its assignee of the Mortgage to which the assignment relates). If the related Mortgage has not been returned from the applicable public recording office, the assignment of the Mortgage may exclude the information to be provided by the recording office. The assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgage Property is located in the Commonwealth of Puerto Rico;

                  (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

                  (v) except as provided below, the original or duplicate
            original lender's title policy and all riders thereto; and

                  (vi) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                  (a)   The Coop Shares, together with a stock power in blank;

                  (b)   The executed Security Agreement;

                  (c)   The executed Proprietary Lease;

                  (d)   The executed Recognition Agreement;

                  (e) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

                  (f) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation). If in connection with any Mortgage Loan the Depositor cannot deliver

                        (i)   the original recorded Mortgage,

                        (ii)  all interim recorded assignments, or

                        (iii) the lender's title policy (together with all its
                              riders).

            In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller's expense, the MERS(R) System to indicate that the Mortgage Loans sold by the Seller to the Depositor have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan sold by the Seller to the Depositor during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and in the case of clause (v) above, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or duplicate copy thereof to be delivered to the Trustee upon receipt thereof. The delivery of the original Mortgage Loan and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date (or, for a Subsequent Mortgage Loan, the Subsequent Transfer Date), or, in the case of clause (v) above, later than [120] days following the Closing Date (or, for a Subsequent Mortgage Loan, the Subsequent Transfer Date); provided, however, that in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within [720] days following the Closing Date (or, for a Subsequent Mortgage Loan, the Subsequent Transfer Date). The Depositor shall forward or cause to be forwarded to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee shall (i) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee has not received the information required to deliver such assignment, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within [thirty (30)] days after the receipt thereof, and the Trustee need not cause to be recorded any assignment which relates to a Mortgage Loan (a) the Mortgaged Property and Mortgage File relating to which are located in California or (b) in any other jurisdiction (including Puerto Rico) under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller's expense) to the Trustee, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to Section 3.06.

            Notwithstanding anything to the contrary in this Agreement, within [five] Business Days after the Closing Date (in the case of Initial Mortgage Loans) or within [thirty] days of the Subsequent Transfer Date (in the case of Subsequent Mortgage Loans), the Seller shall either (i) deliver to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delay Delivery Mortgage Loan or (ii) (A) repurchase the Delay Delivery Mortgage Loan or (B) substitute the Delay Delivery Mortgage Loan for a Substitute Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, provided that if the Seller fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the period provided in the prior sentence, the cure period provided for in Section
2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Seller shall have [five (5)] Business Days to cure such failure to deliver. The Seller shall promptly provide each Rating

Agency with written notice of any cure, repurchase or substitution made pursuant to the proviso of the preceding sentence. On or before the [fifth] Business Day after the Closing Date (in the case of Initial Mortgage Loans) or the [thirtieth] ([30]th) day (or if such [thirtieth] day is not a Business Day, the succeeding Business Day) after Subsequent Transfer Date (in the case of Subsequent Mortgage Loans), the Trustee shall, in accordance with the provisions of Section 2.02, send a Delay Delivery Certification substantially in the form annexed hereto as Exhibit G-1 (with any applicable exceptions noted thereon) for all Delay Delivery Mortgage Loan delivered within the specified numbers of days after the pertinent date. The Trustee will promptly send a copy of such Delay Delivery Certification to each Rating Agency. The Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, any Deleted Mortgage Loan.

            (d) The Seller agrees to treat the transfer of the Mortgage Loans to the Depositor as a sale for all tax, accounting and regulatory purposes.

            SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans.

            (a) The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G, and receipt
of the amount of $[     ] for deposit in the Group 1 Pre-Funding Account and the
amount of $[         ] for deposit in the Group 2 Pre-Funding Account and
declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files for the Initial Mortgage Loans, that it holds and will hold all amounts in the Pre-Funding Accounts and the Capitalized Interest Accounts, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Servicer and the Seller an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Initial Mortgage Loans. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

            On or before the [thirtieth (30th)] day after the Closing Date (or if such [thirtieth] day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Servicer and the Seller a Delay Delivery Certification with respect to the Initial Mortgage Loans substantially in the form annexed hereto as Exhibit G-1, with any applicable exceptions noted thereon.

            Not later than [90] days after the Closing Date, the Trustee shall deliver to the Depositor, the Servicer and the Seller a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

            If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct or cure such defect within [90] days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Initial Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Initial Mortgage Loan from the Trustee within [90] days from the date the Seller was notified of such defect in writing at the Purchase Price of such Initial Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than [540] days from the Closing Date, except that if the substitution or purchase of an Initial Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, or there is a dispute between either the Servicer or the Seller and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within [720] days from the Closing Date. The Trustee shall deliver written notice to each Rating Agency within [270] days from the Closing Date indicating each Initial Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Initial Mortgage Loan. Such notice shall be delivered every [90] days thereafter until the related Initial Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Initial Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller's request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trustee's interest in any Initial Mortgage Loan released pursuant hereto.

            The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

            It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Initial Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

            (b) The Trustee agrees to execute and deliver to the Depositor, the Servicer and the Seller on the Subsequent Transfer Date an Initial Certification in the form annexed hereto as Exhibit G acknowledging receipt of the documents identified in such Initial Certification and declaring that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files for the related Subsequent Mortgage Loans, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Subsequent Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

            Not later than [90] days after the Subsequent Transfer Date, the Trustee shall deliver to the Depositor, the Servicer and the Seller a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

            If, in the course of such review, the Trustee finds any document constituting a part of a Subsequent Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct or cure such defect within [90] days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Subsequent Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Subsequent Mortgage Loan from the Trustee within [90] days from the date the Seller was notified of such defect in writing at the Purchase Price of such Subsequent Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than [540] days from the Subsequent Transfer Date, except that if the substitution or purchase of a Subsequent Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, or there is a dispute between either the Servicer or the Seller and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within [720] days from the Subsequent Transfer Date. The Trustee shall deliver written notice to each Rating Agency within [270] days from the Subsequent Transfer Date indicating each Subsequent Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every [90] days thereafter until the related Subsequent Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Subsequent Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller's request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trustee's interest in any Subsequent Mortgage Loan released pursuant hereto.

            If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Seller as the beneficial holder of such Mortgage Loan.

            The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of any other documents or instruments constituting the Mortgage File that come into the possession of the Servicer from time to time.

            It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Subsequent Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

            SECTION 2.03. Representations, Warranties and Covenants of the
                          Seller and the Servicer.

            (a) [IndyMac], in its capacities as Seller and Servicer, hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date.

            (b) The Seller, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the related Cut-off Date.

            (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within [90] days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such [90] day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, if any, and a Request for Release substantially in the form of Exhibit N, and the Mortgage File for any such Substitute Mortgage Loan; and provided, further, that, anything to the contrary herein notwithstanding, Seller shall have no obligation to cure any such breach or to repurchase or substitute for such affected Mortgage Loan if the substance of such breach constitutes fraud in the origination of such affected Mortgage Loan and the Seller, at the time of such origination and on the Closing Date, did not have actual knowledge of such fraud. The Seller shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for such breach.

            With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Remittance Period of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the Remittance Period of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such Remittance Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the Remittance Period of substitution and any adjustment due to any costs or damages incurred by the Trust Fund in connection with any violation of the Mortgae Loan of any predatory or abusive lending law). The amount of such shortage (the "Substitution Adjustment Amount") plus, if the Seller is not the Servicer, an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances with respect to such Deleted Mortgage Loans shall be deposited into the Certificate Account by the Seller on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            In the event that the Seller repurchases a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.06 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for Release in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            SECTION 2.04. Representations and Warranties of the Depositor as to
                          the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date (or, for a Subsequent Mortgage Loan, the Subsequent Transfer Date), and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

            The Depositor hereby assigns, transfers and conveys to the Trustee all of its rights with respect to the Mortgage Loans including, without limitation, the representations and warranties of the Seller made pursuant to
Section 2.03(b), together with all rights of the Depositor to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan in accordance with this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of any breach of any of the foregoing representations and warranties set forth in this Section, which materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

            SECTION 2.05. Delivery of Opinion of Counsel in Connection with
                          Substitutions and Repurchases.

            (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or 2.03 shall be made more than [90] days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            (b) Upon discovery by the Depositor, the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within [five (5)] Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or
(ii) repurchase the affected Mortgage Loan within [90] days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

            SECTION 2.06. Execution and Delivery of Certificates.

            The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            SECTION 2.07. REMIC Matters.

            The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date.

            SECTION 2.08. Covenants of the Servicer.

            The Servicer hereby covenants to the Depositor and the Trustee as follows:

            (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

            (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.

            SECTION 2.09. Subsequent Transfers.

            (a) Upon [five] Business Days prior written notice to the Trustee, the Depositor, the Seller and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. Subject to the satisfaction of the conditions set forth in Article II and paragraph (b) below and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Accounts (net of investment earnings), the Seller shall on each Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse, all the right, title and interest of the Seller in and to each Subsequent Mortgage Loan listed on the Mortgage Loan Schedule delivered by the Seller on such Subsequent Transfer Date, including all interest and principal received or receivable by the Seller on or with respect to each Subsequent Mortgage Loan after the related Cut-off Date and all interest and principal payments on each Subsequent Mortgage Loan received prior to such related Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on each Subsequent Mortgage Loan on or before such related Cut-off Date, and the Depositor shall simultaneously sell, transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to each Subsequent Mortgage Loan listed on the Mortgage Loan Schedule delivered by the Seller on such Subsequent Transfer Date, including all interest and principal received or receivable by the Depositor on or with respect to each Subsequent Mortgage Loan after the related Cut-off Date and all interest and principal payments on each Subsequent Mortgage Loan received prior to such related Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on each Subsequent Mortgage Loan on or before such related Cut-off Date.

            (b) If the assignment and transfer of the Subsequent Mortgage Loans and the other property specified in this Section 2.09 from the Seller to the Depositor pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Depositor as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Seller in and to the related Subsequent Mortgage Loans and all other property conveyed to the Depositor pursuant to this Section 2.09 and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law.

            (c) If the assignment and transfer of the Subsequent Mortgage Loans and the other property specified in this Section 2.09 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the related Subsequent Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.09 and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law.

            (d) The amount released from the Group 1 Pre-Funding Account by the Trustee pursuant to this Section 2.09 shall be the aggregate Cut-off Date Principal Balance of the Subsequent Mortgage Loans so transferred to Loan Group
1. The amount released from the Group 2 Pre-Funding Account by the Trustee pursuant to this Section 2.09 shall be the aggregate Cut-off Date Principal Balance of the Subsequent Mortgage Loans so transferred to Loan Group 2.

            (e) The Trustee shall contribute from the Pre-Funding Accounts funds in an amount equal to the aggregate Cut-off Date Principal Balance of the Subsequent Mortgage Loans so transferred to the Trust Fund to purchase the Subsequent Mortgage Loans on behalf of the Trust Fund, along with the other property and rights related thereto described in Section 2.09(a) hereof only upon the satisfaction of each of the following conditions:

                  (i) the Trustee will be provided Opinions of Counsel addressed to the Rating Agencies with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing Date);

                  (ii) the execution and delivery of such Subsequent Transfer
            Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of the any ratings assigned to the Certificates by the Ratings Agencies;

                  (iii) the Depositor shall deliver to the Trustee an Officer's
            Certificate confirming the satisfaction of each of the conditions set forth in Article II and this Section 2.09(b) required to be satisfied by such Subsequent Transfer Date;

                  (iv) each Subsequent Mortgage Loan conveyed on such Subsequent
            Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (iv), the obligation under Section 2.03(c) of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

                  (v) the Subsequent Mortgage Loans conveyed on such Subsequent
            Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

                  (vi) no Subsequent Mortgage Loan conveyed on such Subsequent
            Transfer Date was [30] or more days delinquent;

                  (vii) each Subsequent Mortgage Loan conveyed on such
            Subsequent Transfer Date that is an Adjustable Rate Mortgage Loan is secured by a first lien on the related Mortgaged Property;

                  (viii) following the conveyance of the Subsequent Mortgage
            Loans on such Subsequent Transfer Date to the related Loan Group, the characteristics of such Loan Group listed below will not vary by more than the permitted variance listed below for each characteristic with respect to the Initial Mortgage Loans as set forth on the Mortgage Loan Schedule delivered on the Closing Date; provided that for the purpose of making such calculations, the characteristics for each Mortgage Loan made will be taken as of the related Cut-off Date for such Mortgage Loan:

      Loan Group 1:                                               Variation
         Loan Weighted Average Coupon:......................         [   %]
         Weighted Average Original Term to Maturity.........  [+/- 1 month]
         Weighted Average Original Loan-to-Value Ratio:.....         [   %]
         Weighted Average Combined Loan-to-Value Ratio......         [   %]
         Balloon Loans:.....................................         [   %]
         Maximum Principal Balance..........................   [$         ]
         State Concentration:...............................         [   %]
         Zip Code Concentration:............................         [   %]
         Non-Owner Occupied:................................         [   %]
         Second First Liens:................................         [   %]
         Manufactured Housing:..............................         [   %]

      Loan Group 2:                                               Variation
         Loan Weighted Average Coupon:......................         [   %]
         Weighted Average Original Maturity.................  [+/- 1 month]
         Weighted Average Original Loan-to-Value Ratio               [   %]
         Weighted Average Combined Loan-to-Value Ratio:.....         [   %]
         Performance Loans:.................................         [   %]
         Maximum Principal Balance..........................   [$         ]
         State Concentration:...............................         [   %]

         Zip Code Concentration:............................         [   %]
         Non-Owner Occupied:................................         [   %]
         First Liens:.......................................         [   %]
         Manufactured Housing:..............................         [   %]

                  (ix) neither the Seller nor the Depositor is insolvent and neither the Seller nor the Depositor will be rendered insolvent by the conveyance of Subsequent Mortgage Loans on such Subsequent Transfer Date;

                  (x) delivery to the Trustee of an Opinion of Counsel, which
            Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such purchase of Subsequent Mortgage Loans will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding; and

                  (xi) delivery to the Trustee of the Mortgage File for each
            Subsequent Mortgage Loan to be transferred pursuant to the related Subsequent Transfer Agreement.

            The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

            (f) In connection with each Subsequent Transfer Date and on the related Distribution Date, the Seller shall determine (i) the amount and correct dispositions of the funds distributed from the Capitalized Interest Accounts and the Pre-Funding Accounts and (ii) any other necessary matters in connection with the administration of the Capitalized Interest Accounts and the Pre-Funding Accounts. In the event that any amounts are released by the Trustee from a Pre-Funding Account or from a Capitalized Interest Account as a result of the Seller's calculation error, the Trustee shall not be liable therefor, and the Seller shall immediately repay such amounts to the Trustee.

            (g) Within five Business Days of the final Subsequent Transfer Date, a letter addressed from an independent accountant retained by the Depositor confirming that the characteristics of the Mortgage Loans, following the acquisition of the related Subsequent Mortgage Loans, conform to the characteristics identified in Section 2.09(d) will be addressed to and delivered to the Trustee. If the characteristics of the Mortgage Loans do not conform to these characteristics, within five Business Days of notice of this non-conformity, the Seller shall purchase sufficient Subsequent Mortgage Loans so that the characteristics of the Mortgage Loans conform to the characteristics identified in Section 2.09(d).

            SECTION 2.10. Mandatory Prepayment.

            Any Unutilized Pre-Funding Amount shall be distributed to Holders of the related Group of Certificates in accordance with Section 4.02 hereof on the Distribution Date immediately following the Due Period in which the end of the Pre-Funding Period occurs.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            SECTION 3.01. Servicer to Service Mortgage Loans.

            For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the Servicing Standard. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof, (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan. The Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Servicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or the Servicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

            The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

            In accordance with and to the extent of the Servicing Standard, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the


                                      III-1
first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.09. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            SECTION 3.02. [Reserved].

            SECTION 3.03. Rights of the Depositor and the Trustee in Respect of
                          the Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement and in connection with any such defaulted obligation to exercise the related rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer under this Agreement or otherwise.

            SECTION 3.04. [Reserved].

            SECTION 3.05. Trustee to Act as Servicer.

            In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including because of an Event of Default or termination by the Depositor), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to
Section 3.10 or any acts or omissions of the predecessor Servicer hereunder),
(ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.02 or 2.03, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder. Any such assumption shall be subject to
Section 7.02.

            SECTION 3.06. Collection of Mortgage Loan Payments; Servicing
                          Accounts; Collection Account; Certificate Account; Distribution Account; Pre-Funding Accounts; Capitalized Interest Accounts.

            (a) In accordance with and to the extent of the Servicing Standard, the Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent


                                     III-2
with the foregoing, the Servicer may in its discretion (i) waive any late payment charge (ii) modify any delinquent or defaulted Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of that Mortgage Loan), provided such modification is consistent with the Servicing Standard and if in the Servicer's determination such modification is not materially adverse to the interests of the Certificateholders (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss of such Mortgage Loan, provided, however, that the Servicer shall not initiate new lending to such mortgagor through the trust and (iii) extend the due dates for payments due on a Mortgage Note for a period not greater than [125] days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan in the applicable Loan Group as of the related Cut-off Date In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. The Servicer shall not sell any delinquent or defaulted Mortgage Loan.

            (b) The Servicer shall establish and maintain one or more Servicing Accounts into which the Servicer shall deposit or cause to be deposited on a daily basis within [one] Business Day of receipt, the following payments and collections received by it in respect of Mortgage Loans subsequent to the related Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the related Cut-off Date):

                  (i) all payments on account of principal on the Mortgage
            Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage
            Loans, net of the related Servicing Fee and, in cases where the Servicer maintains the Servicing Account, the related Servicer Fee; and

                  (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures.

            On or before the Withdrawal Date in each calendar month, the Servicer shall (a) withdraw (or cause to be withdrawn and remitted to the Servicer) from the Servicing Account all amounts on deposit therein pursuant to clauses (i) and (ii) above (other than amounts attributable to a Principal Prepayment in Full) and (b) deposit such amounts in the Collection Account. On or before the Business Day in each calendar month following the deposit in the Servicing Account of amounts on deposit therein pursuant to clause (iii) above or pursuant to any Principal Prepayment in Full, the Servicer shall (a) withdraw (or cause to be withdrawn and remitted to the


                                     III-3

Servicer) such amounts from the Servicing Account and (b) deposit such amounts in the Collection Account.

            (c) The Servicer shall establish and maintain a Collection Account into which the Servicer shall deposit, as and when required by paragraph (b) of this Section 3.06, all amounts required to be deposited in the Collection Account pursuant to that paragraph.

            (d) The Servicer shall establish and maintain a Certificate Account into which the Servicer shall deposit or cause to be deposited on a daily basis
(i) within [one] Business Day of deposit in the Collection Account (in the case of items (i) through (iii) below) and (2) within [one] Business Day of receipt (in the case of all other items), except as otherwise specified herein, the following payments and collections received by it in respect of Mortgage Loans subsequent to the related Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the related Cut-off Date) and the following amounts required to be deposited hereunder:

                        (i) all payments on account of principal on the Mortgage
                  Loans, including Principal Prepayments;

                        (ii) all payments on account of interest on the Mortgage
                  Loans, net of the related Servicing Fee and the related Servicing Fee;

                        (iii) all Insurance Proceeds and Liquidation Proceeds,
                  other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

                        (iv) any amount required to be deposited by the Servicer
                  pursuant to Section 3.06(f) in connection with any losses on Permitted Investments;

                        (v) any amounts required to be deposited by the Servicer
                  pursuant to Sections 3.12 and 3.14;

                        (vi) all Purchase Prices from the Servicer or Seller and
                  all Substitution Adjustment Amounts;

                        (vii) all Advances made by the Servicer pursuant to
                  Section 4.01;

                        (viii) any other amounts required to be deposited
                  hereunder; and

                        (ix) all Prepayment Charges collected.

            In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Servicer shall cause funds to be deposited into the Certificate Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the Servicing Fee on such date.


                                     III-4

            The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw such amount from the CertificateAccount, any provision herein to the contrary notwithstanding. Such withdrawl or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Certificate Account which describes the amounts deposited in error in the Certificate Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.06. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09.

            (e) (i) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to secure their limited recourse obligation to pay to the Adjustable Rate Certificateholders Basis Risk CarryForward Amounts.

            (ii) On the Closing Date, the Depositor shall deposit into the Excess Reserve Fund Account $[ ].

            (iii) On each Distribution Date, the Trustee shall deposit the amount of any Basis Risk Payment for such date into the Excess Reserve Fund Account.

            (iv) The Trustee shall invest amounts held in the Excess Reserve Fund Account only in Permitted Investments, which shall mature not later than the Business Day next preceding the next Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the next Distribution Date) and, in each case, shall not be sold or disposed of before its maturity. The Class X Certificateholder shall direct the Trustee in writing with respect to investment of amounts in the Excess Reserve Fund. In the absence of such written direction, all funds in the Excess Reserve Fund Account shall be invested by the Trustee in the [ ] Cash Reserve Fund.

            (f) (i) (A) On each Distribution Date the Required Reserve Fund Deposit shall be deposited in the Excess Reserve Fund Account.

            (B) On each Distribution Date on which there exists a Basis Risk CarryForward Amount on any Class of Certificates, the Trustee shall withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk CarryForward Amount. Such payments shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk CarryForward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.02(iii)(i) hereof.

            (ii) The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The owner of


                                     III-5
      the Excess Reserve Fund Account is the Class X Certificateholder. For all Federal tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class X Certificateholder.

            (iii) Any Basis Risk CarryForward Amounts paid by the Trustee to the Adjustable Rate Certificateholders shall be accounted for by the Trustee as amounts paid to the Holders of the Class X Certificate. In addition, the Trustee shall account for the Adjustable Rate Certificateholders rights to receive payments of Basis Risk CarryForward Amounts as rights in a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of the Adjustable Rate Certificateholders.

            (iv) Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.06(f).

            (g) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.09(a);

            (ii) any amount deposited by the Servicer pursuant to Section 3.06(h) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

            (h) (1) Each institution at which the Certificate Account or Distribution Account is maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Certificate Account, the [second] Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (ii) in the case of the Distribution Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted


                                     III-6

Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account or the Distribution Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account or the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account, as applicable. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with this Section 3.06.

            (2) The Trustee shall invest funds in the Capitalized Interest Accounts or Pre-Funding Accounts as directed in writing by the Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.

            (i) The Trustee shall establish and maintain, on behalf of the Certificateholders, two separate accounts denominated the Group 1 Pre-Funding Account and the Group 2 Pre-Funding Account in the name of the Trustee. Each of the Pre-Funding Accounts shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC. Any investment earnings on the Pre-Funding Accounts shall be treated as owned by the Seller and will be taxable to the Seller. The amount of any realized losses on Permitted Investments in the Pre-Funding Account shall promptly be deposited by Seller in the Pre-Funding Account. On the Closing Date the Seller shall remit $[ ] to the Trustee for deposit in the Pre-Funding Accounts. The Trustee shall allocate (i) $[ ] of the such amount to the Group 1 Pre-Funding Account for the purchase of Subsequent Mortgage Loans to be included in Loan Group 1 and (ii) $[ ] of the such amount to the Group 2 Pre-Funding Account for the purchase of Subsequent Mortgage Loans to be included in Loan Group 2.

            The Trustee shall establish and maintain, on behalf of the Certificateholders, two separate accounts denominated the Group 1 Capitalized Interest Account and the Group 2 Capitalized Interest Account in the name of the Trustee. Each of the Capitalized Interest Accounts shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of the REMIC. Any investment earnings on the Capitalized Interest Accounts shall be treated as owned by the Seller and will be taxable to the Seller. The amount of any realized losses on Permitted Investments in the Capitalized Interest Account shall promptly be deposited by the Seller in the Capitalized Interest Account.

            On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in Section 2.09 hereof, the Trustee shall withdraw from the related Pre-Funding Accounts an amount equal to [100]% of the aggregate of the Cut-off Date Principal Balances of the


                                     III-7

Subsequent Mortgage Loans sold to the Trust Fund for inclusion in Loan Group 1 or Loan Group 2, as the case may be, on such Subsequent Transfer Date and pay such amount to or upon the order of the Seller.

            On the Business Day prior to the Distribution Date immediately following the Remittance Period in which the Pre-Funding Period ends, the Trustee shall (i) withdraw the Unutilized Pre-Funding Amount, if any, from each of the Pre-Funding Accounts, (ii) promptly deposit each amount in the Distribution Account and (iii) distribute each amount to the related Certificate Group on such Distribution Date pursuant to Section 4.02 hereof.

            The amount deposited in the Distribution Account pursuant to the preceding paragraph shall be net of any investment earnings on the amounts on deposit in the Pre-Funding Accounts.

            On the Business Day prior to each Distribution Date, through the Distribution Date immediately following the Remittance Period in which the Pre-Funding Period ends, the Trustee shall transfer from each Capitalized Interest Account to the Distribution Account the related Capitalized Interest Requirement and shall distribute such amount to the related Certificate Group on such Distribution Date pursuant to Section 4.02 hereof. To the extent that a Capitalized Interest Requirement on any such Distribution Date exceeds the amounts on deposit in the related Capitalized Interest Account, the Trustee shall transfer to the Distribution Account, to the extent of such shortfall in the Capitalized Interest Requirement, the investment earnings on the amounts on deposit in the related Capitalized Interest Account and Pre-Funding Account. The remaining investment earnings on deposit in the Capitalized Interest Account and the Pre-Funding Account shall be transferred to the Seller.

            All amounts, if any, remaining in the Capitalized Interest Accounts and any investment earnings remaining in the Pre-Funding Accounts on the Distribution Date following the Remittance Period in which the Pre-Funding Period ends shall be transferred to the Seller.

            (j) The Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account and the Collection Account not later than [30] days and not more than [45] days prior to any change thereof.

            SECTION 3.07. Collection of Taxes, Assessments and Similar Items;
                          Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse (without duplication)


                                     III-8
the Servicer out of related collections for any payments made pursuant to Sections 3.12 (with respect to taxes and assessments and insurance premiums) and
3.13 (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. The Escrow Accounts shall not be a part of the Trust Fund.

            (c) The Servicer shall advance any payments referred to in Section 3.07(a) that are not timely paid by the Mortgagors or advanced by the Servicer on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            SECTION 3.08. Access to Certain Documentation and Information
                          Regarding the Mortgage Loans.

            The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder or Certificate Owner that a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Servicer in providing such reports and access.

            SECTION 3.09. Permitted Withdrawals from the Certificate Account, the Distribution Account and the Excess Reserve Fund Account.

            (a) The Servicer may (and, in the case of clause (ix) below, shall) from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to the Servicer (to the extent not previously
            retained) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

                  (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to


                                     III-9
            amounts received on the Mortgage Loan(s) in respect of which such Advance was made;

                  (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

                  (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

                  (v) to reimburse the Servicer for (a) unreimbursed Servicing
            Advances, the Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.07 and (b) for unpaid Servicing Fees as provided in Section 3.12;

                  (vi) to pay to the purchaser, with respect to each Mortgage
            Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.14, all amounts received thereon after the date of such purchase;

                  (vii) to reimburse the Seller, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to
            Section 6.03;

                  (viii) to withdraw any amount deposited in the Certificate
            Account and not required to be deposited therein;

                  (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to (1) the related Available Funds for both Loan Groups and the Trustee Fee for such Distribution Date, to the extent on deposit, and (2) the Prepayment Charges on deposit, and remit such amount to the Trustee for deposit in the Distribution Account; and

                  (x) to clear and terminate the Certificate Account upon
            termination of this Agreement pursuant to Section 9.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii),
(iv), (v) and (vi). Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:


                                     III-10

                  (i) to pay to itself the Trustee Fee for the related
            Distribution Date;

                  (ii) to pay to the Servicer as additional servicing
            compensation earnings on or investment income with respect to funds in the Distribution Account;

                  (iii) to withdraw and return to the Servicer any amount
            deposited in the Distribution Account and not required to be deposited therein; and

                  (iv) to clear and terminate the Distribution Account upon
            termination of the Agreement pursuant to Section 9.01.

            (c) On each Distribution Date, the Trustee shall make withdrawals from the Excess Reserve Fund Account for deposit in the Distribution Account an amount equal to the amount required pursuant to Section 3.06(f) above. On the earlier of (i) the Distribution Date on which all of the Adjustable Rate Certificates are reduced to zero and (ii) the termination of this Agreement pursuant to Section 9.01, any amount remaining on deposit in the Excess Reserve Fund Account after giving effect to the requirements of the preceding sentence shall be withdrawn by the Trustee and paid to the Class X Certificateholders.

            SECTION 3.10. Maintenance of Hazard Insurance; Maintenance of
                          Primary Insurance Policies.

            (a) The Servicer shall maintain or cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section
3.09. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of
(i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the


                                     III-11
maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

            In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

            (b) The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer. The Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio of Combined Loan-to-Value Ratio (as applicable) less than or equal to [80]% as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents [80]% or less of the new Appraised Value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law. The Servicer agrees, to the extent permitted by applicable law, to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicer from the related liquidation proceeds.

            In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action in accordance with the Servicing Standard as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Certificate Account or the Collection Account (as applicable).

            SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
                          Agreements.

            (a) Except as otherwise provided in this Section 3.11, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance and in accordance with the Servicing Standard, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will


                                     III-12
not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section
3.11 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an


                                     III-13
assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

            SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Repurchase
                          of Certain Mortgage Loans.

            (a) The Servicer shall use reasonable efforts in accordance with the Servicing Standard to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties in respect of which the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow the Servicing Standard and shall follow the requirements of the insurer under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Servicer has knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures. [The Servicer shall not foreclose any Mortgaged Property or accept a deed in lieu of foreclosure for any Mortgaged Property if the Servicer has actual knowledge or notice that the Mortgaged Property contains material hazardous wastes or substances subject to the Hazardous Substance Clean Up Bond Act of 1984.]

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in accordance with the Servicing Standard and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination


                                     III-14

Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

            [In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel).] Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under
Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the maintenance of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such maintenance and net of unreimbursed Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current and adjustments, if applicable, to the Mortgage Rate were being made in accordance with the terms of the Mortgage Note) and all such proceeds shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances or Servicing Fees, as applicable; second, to reimburse the Servicer, as applicable, and to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.09(a)(ii) that related to such Mortgage Loan; third, to accrued and unpaid


                                     III-15
interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate through the Remittance Period preceding the Distribution Date on which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.15.

            (b) The Servicer may agree to a modification of any Mortgage Loan (the "Relevant Mortgage Loan") upon the request of the related Mortgagor, provided that the modification is in lieu of a refinancing and the Mortgage Rate on the Relevant Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated mortgage loans having similar terms and (ii) the Servicer purchases the Relevant Mortgage Loan from the Trust Fund as described below. Effective immediately after such modification, and, in any event, on the same Business Day on which the modification occurs, all right, title and interest of the Trustee in and to the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Servicer and all benefits and burdens of ownership thereof, including without limitation the right to accrued interest thereon from and including the date of modification and the risk of default thereon, shall pass to the Servicer. The Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of the first paragraph of this subsection (c) have been satisfied with respect to such Modified Mortgage Loan.

            The Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to Section 3.06 within [one] Business Day after the purchase of such Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Modified Mortgage Loan previously transferred and assigned pursuant hereto.

            The Servicer covenants and agrees to indemnify the Trust Fund against any and all liability for any "prohibited transaction" taxes and any related interest, additions and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (c), any holding of a Modified Mortgage Loan by the Trust Fund or any purchase of a Modified Mortgage Loan by the Servicer (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest and penalties, together with interest thereon, is refunded to the Trust Fund or the Servicer.

            SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering, or causing to be delivered, a "Request


                                     III-16
for Release" substantially in the form of Exhibit N. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

            From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer or its designee. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

            If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            SECTION 3.14. Documents, Records and Funds in Possession of the
                          Servicer to be Held for the Trustee.

            The Servicer shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert


                                     III-17
by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            SECTION 3.15. Servicing Compensation.

            As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Servicing Account, the Collection Account or the Certificate Account an amount equal to the Servicing Fee for each Mortgage Loan for the related Distribution Date. Notwithstanding the foregoing, the Servicing Fee payable to the Servicer shall be reduced by an amount equal to the aggregate of the Prepayment Interest Shortfalls, if any, with respect to such Distribution Date; provided, however, that the reduction for any Distribution Date shall not exceed the aggregate Compensating Interest for such Distribution Date.

            The Servicer shall also be entitled to retain or withdraw from the Servicing Account, the Collection Account or the Certificate Account an amount equal to the Servicing Fee for each Mortgage Loan for the related Distribution Date. In cases where a Mortgage Loan is being directly serviced by the Servicer, the Servicer shall be entitled to retain such amount for its own account as compensation for performing such services.

            Additional servicing compensation in the form of Excess Proceeds, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Servicer to the extent not required to be deposited in the Certificate Account pursuant to
Section 3.06. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            SECTION 3.16. Access to Certain Documentation.

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinated Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this
Section 3.16 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section
3.16 as a result of such obligation shall not constitute a breach of this
Section 3.16.

            SECTION 3.17. Annual Statement as to Compliance.

            (a) By March 1st of each year, commencing with [ ], the Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each year, commencing with its 2007 fiscal year, an Officer's Certificate signed by two servicing officers stating, as to the


                                     III-18
signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency.

            (b) [Reserved].

            (c) The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

            SECTION 3.18. [Reserved].

            SECTION 3.19. Errors and Omissions Insurance; Fidelity Bonds.

            The Servicer shall obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. The Servicer shall provide the Trustee, upon request, with a certificate of insurance relating to the insurance policies and fidelity bond. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

            SECTION 3.20. Notification of Adjustments

            On each Adjustment Date, the Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and applicable regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable regulations regarding interest rate adjustments. The Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such interest rate adjustments and the Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has filed to adjust or has incorrectly adjusted a Mortgage Rate or a monthly payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any loss caused thereby without reimbursement therefor; provided, however, the Servicer shall not be liable with respect to any interest rate adjustments made by any servicer prior to the Servicer.


                                     III-19

            SECTION 3.21. Covenants and Representations of the Servicer
                          Regarding Prepayment Charges.

            (a) The Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that thewaiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default) and in no event will it waive a prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

            (b) The Seller represents and warrants to the Depositor and the Trustee, as of the Closing Date, that the information set forth in the Prepayment Charge Schedule (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally) under applicable state law.

            (c) Upon discovery by the Seller or a Responsible Officer of the Trustee of a breach of the foregoing, that materially and adversely affects the Holders of the Class X Certificate to any prepayment Charge, the party discovering such breach shall give prompt written notice to the other parties. Within [60] days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of breach, the Servicer shall cure such breach in all material respects pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Servicer into the Collection Account. If the covenant made by the Servicer in clause (a) above is breached the Servicer must pay into the Collection Account the amount of the waived Prepayment Charge. If the representation may by the Servicer in clause (b) above is breached, the Servicer must pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Servicer into the Collection Account.


                                     III-20

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            SECTION 4.01. Advances.

            (a) The Servicer shall determine on or before each Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Servicer determines it is required to make an Advance, it shall, on or before the Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Certificate Account no later than the close of business on the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this
Section 4.01 as provided in Section 3.09. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated. The Servicer shall inform the Trustee of the amount of the Advance to be made on each Servicer Advance Date no later than the [second] Business Day before the related Distribution Date.

            (b) If the Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in the second sentence of Section 4.01(a), it shall use its best efforts to give written notice thereof to the Trustee (each such notice an "Advance Notice"; and such notice may be given by telecopy), not later than 3:00 P.M., New York time, on the Business Day immediately preceding the related Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount an "Advance Deficiency") and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance. If the Trustee receives a Trustee Advance Notice on or before 3:00 P.M., New York time on a Servicer Advance Date, the Trustee is entitled to immediately terminate the Servicer under Section 7.01, and shall, not later than 3:00 P.M., New York time, on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Servicer that the Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency by 3:00 P.M. New York time on the related Distribution Date. If the Trustee has not terminated the Servicer, the Servicer shall reimburse the Trustee for the amount of any Advance (including interest at the Prime Rate on the day of such reimbursement published in The Wall Street Journal) on such amount, made by the Trustee pursuant to this Section 4.01(b) not later than the second day following the related Servicer Advance Date. In the event that the Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately (a) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with Section 7.01 and (b) subject to the limitations set forth in Section 3.05, assume all of the rights and obligations of the Servicer hereunder.

            (c) The Servicer shall, not later than the close of business on the Business Day immediately preceding each Servicer Advance Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Servicer to be a Nonrecoverable Advance. The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Servicer to be a Nonrecoverable Advance.

            SECTION 4.02. Priorities of Distribution.

            On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority for each Certificate Group and, in each case, to the extent of the related Available Funds remaining:

      (i) to the holders of each Class of Certificates in the following order of priority:

            (a) to the Class A Certificates for the related Certificate Group, the related Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for such Distribution Date;

            (b) to the Class M-1 Certificates of such Certificate Group, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (c) to the Class M-2 Certificates of such Certificate Group, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

            (d) to the Class B Certificates of such Certificate Group, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

      (ii) A. with respect to each Certificate Group on each Distribution Date
(a) before the related Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the related Principal Distribution Amount in the following order of priority:

            (x) (1) in the case of the Group 1 Certificates, sequentially to the Class R and Class AF-1 Certificates, in that order until the respective Class Certificate Balances are reduced to zero;

            (2) in the case of the Group 2 Certificates, to the Class AV-1 Certificates until the Class Certificate Balance thereof is reduced to zero;

            (y) for each Certificate Group, sequentially to the related Class M-1, Class M-2 and Class B Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

            B.  on each Distribution Date (a) on and after the related
Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of Offered Certificates then entitled to distribution of principal an amount equal to, in the aggregate, the related Principal Distribution Amount in the following amounts and order of priority:

            (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, in the following order of priority:

            (1) in the case of the Group 1 Certificates, to the Class AF-1 Certificates, until the Class Certificate Balance thereof is reduced to zero;

            (2) in the case of the Group 2 Certificates, to the Class AV-1 Certificates until the Class Certificate Balance thereof is reduced to zero;

            (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

            (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above and to the Class M-1 Certificates in clause
      (ii) B. (b) above and (y) the Class M-2 Principal Distribution Amount to the Class M-2 Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

            (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above, to the Class M-1 Certificates in clause (ii)
      B. (b) above and to the Class M-2 Certificates in clause (ii) B. (c) above and (y) the Class B Principal Distribution Amount to the Class B Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

      (iii) any amount remaining after the distributions in clauses (i) and (ii) above shall be distributed in the following order of priority with respect to the Certificates in the related Certificate Group:

            (a) to fund the Extra Principal Distribution Amount for such Distribution Date to be paid as a component of the Principal Distribution Amount in the same order of priority as described in clause (ii) above;

            (b) to the holders of the Class M-1 Certificates, any Unpaid Interest Amounts for such Class;

            (c) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such Class;

            (d) to the holders of the Class M-2 Certificates, any Unpaid Interest Amounts for such Class;

            (e) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such Class;

            (f) to the holders of the Class B Certificates, any Unpaid Interest Amounts for such Class;

            (g) to the holders of the Class B Certificates, any Unpaid Realized Loss Amount for such Class;

            (h) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for such Distribution Date;

            (i) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk CarryForward Amount with respect to any Adjustable Rate Certificate for such Distribution Date to the Group 2 Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those Classes of Certificates;

            (j) to the holders of the Class X Certificate, the Class X Distributable Amount; and

      (iv) to the holders of the Class R Certificates, any remaining amount.

            On each Distribution Date, all amounts representing Prepayment Charges and Servicer Prepayment Charge Payment Amounts from the Mortgage Loans in each Loan Group received during the related Prepayment Period will be distributed to the holders of the Class X Certificates.

            SECTION 4.03. Monthly Statements to Certificateholders.

            (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Servicer and the Depositor a statement setting forth with respect to the related distribution the information contained in Exhibit P.

      For the purposes of determining delinquency periods in reporting under
(ix) above, for any monthly statement a Mortgage Loan's delinquency period shall be determined as of the Due Date falling in the month in which the monthly statement is provided and a Mortgage Loan is first delinquent only after the first Due Date following the Due Date for which any part of a Scheduled Payment has not been paid, and each calendar month shall be treated as having 30 days. Thus, for the July monthly statement a Mortgage Loan whose June Due Date payment has not been paid by the July Due Date is not delinquent. On the day after the July Due Date it would be one day delinquent. A Mortgage Loan whose May Due Date payment has not been paid by the July Due Date is 30 days past due as of the July Due Date, and would be reported as such in the July monthly statement.

      If the statement is not accessible to any of the Certificateholders, the Servicer, the Depositor any Rating Agency on the Trustee's Internet website, the Trustee shall forward a hard copy of it to each Certificateholder, the Servicer, the Depositor and each Rating Agency immediately after the Trustee becomes aware that it is not accessible to any of them via its website. The address of the Trustee's Internet website where the statement will be accessible is [ ]. Assistance in using the Trustee's internet website may be obtained by calling the Trustee's customer service desk at [ ]. The Trustee shall notify each Certificateholder, the Servicer, the Depositor, and each Rating Agency in writing of any change in the address or means of access to the Internet website where the statement is accessible.

            (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee will send a copy of each statement provided pursuant to this Section 4.03 to each Rating Agency (including [S&P's Residential Structured Finance Department, Attention:
Ms. Beth Rubino]) by first class mail.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            SECTION 4.04. [Reserved]

            SECTION 4.05. [Reserved]

            SECTION 4.06. [Reserved]

            SECTION 4.07. Certain Matters Relating to the Determination of
                          LIBOR.

            Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date. The Servicer initially shall designate the Reference Banks. Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Servicer should terminate its appointment as Reference Bank, the Servicer shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks that is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.07 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

                                   ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least [five] Business Days prior to the related Record Date and (ii) such Holder shall hold (A) [100]% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            SECTION 5.02. Certificate Register; Registration of Transfer and
                          Exchange of Certificates.

            (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any

Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit
L), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or
(ii) if the ERISA-Restricted Certificate is a Private Certificate that has been the subject of an ERISA-Qualifying Underwriting, a Subordinated Certificate or a Residual Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. In the event that such representation is violated, or any attempt to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be
            registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership
            Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make
            available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least [51]% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Servicer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.04. Persons Deemed Owners.

            The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee nor any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

            SECTION 5.05. Access to List of Certificateholders' Names and
                          Addresses.

            If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders and/or Certificate Owners propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within [ten] Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders and/or Certificate Owners of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder and/or Certificate Owners, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable because the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            SECTION 5.06. Maintenance of Office or Agency.

            The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

            SECTION 6.01. Respective Liabilities of the Depositor and the
                          Servicer.

            The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            SECTION 6.02. Merger or Consolidation of the Depositor or the
                          Servicer.

            The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federal savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

            As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Servicer, the Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Servicer.

            SECTION 6.03. Limitation on Liability of the Depositor, the Seller,
                          the Servicer and Others.

            None of the Depositor, the Seller, the Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

            SECTION 6.04. Limitation on Resignation of the Servicer.

            The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder and the Depositor shall have received the information described in the following sentence. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Servicer.

            SECTION 6.05. Inspection.

            The Servicer, in its capacity as Servicer, shall afford the Trustee, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Trustee its most recent publicly available financial statements. .

                                  ARTICLE VII

                                    DEFAULT

            SECTION 7.01. Events of Default.

            "Event of Default," wherever used herein, means any one of the following events:

            (a) any failure by the Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than a payment required to be made under Section 4.01) required to be made by it under the terms of this Agreement, which failure shall continue unremedied for [five] days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Servicer and the Trustee by the Holders of Certificates of any Class evidencing not less than [25]% of the aggregate Percentage Interests of such Class; or

            (b) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement (except with respect to a failure related to a Limited Exchange Act Reporting Obligation), which failure materially affects the rights of Certificateholders and continues unremedied for a period of [60] days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates of any Class evidencing not less than [25]% of the Percentage Interests of such Class; provided that the sixty-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans or the failure to repurchase or substitute in lieu thereof; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of [60] consecutive days; or

            (d) the Servicer shall consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

            (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

            (f) the Servicer shall fail (i) to make an Advance on the Servicer Advance Date or (ii) to reimburse in full the Trustee within two days of the Servicer Advance Date for any Advance made by the Trustee pursuant to Section 4.01(b).


                                     VII-1

            If an Event of Default described in clauses (a) through (e) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates of any Class evidencing not less than [66(2)/3]% of the Percentage Interests of such Class, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. In addition, if during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Servicer shall fail to observe or perform any of the obligations that constitute a Limited Exchange Act Reporting Obligation or the obligations set forth in Section 3.17(a) or Section 11.07(a)(1) and (2), and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), so long as such failure shall not have been remedied, the Trustee shall, but only at the direction of the Depositor, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. The Depositor shall not be entitled to terminate the rights and obligations of the Servicer if a failure of the Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

            On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall make any Advance which the Servicer failed to make subject to
Section 3.03, whether or not the obligations of the Servicer have been terminated pursuant to this Section. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to
Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. If the Servicer fails to make any Advance required under Section 4.01 of this Agreement, thereby triggering an Event of Default described in clause (f) of this Section 7.01, the Trustee shall make such Advance on that Distribution Date.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.11(a)(i) through (viii), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.


                                     VII-2

            If the Servicer is terminated, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor servicer in the event the Trustee should succeed to the duties of the Servicer as set forth herein.

            SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section
4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate plus, if the Servicer was receiving the Servicing Fee, the Servicing Fee Rate. No appointment of a successor to the Servicer hereunder shall be effective until at least 15 calendar days prior to the effective date of such appointment, (x) the Trustee shall provide written notice to the Depositor of such successor pursuant to this Section 7.02 and (y) such successor Servicer shall provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a replacement servicer. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be


                                     VII-3
necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In connection with the termination or resignation of the Servicer hereunder, either (i) the successor Servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Servicer shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer or (y) in causing MERS to designate on the MERS(R) System the successor Servicer as the servicer of such Mortgage Loan. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Within [60] days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.


                                     VII-4

                                  ARTICLE VIII

                             Concerning the Trustee

            SECTION 8.01. Duties of the Trustee.

      The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order, or other instrument.

      No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that, unless an Event of Default known to the Trustee has occurred and is continuing,

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents as the Seller shall certify to the Trustee upon any such entity obtaining such ownership will be excluded from participating in such voting arrangements, and excluded from determining the 25% threshold.


                                     VIII-1

            SECTION 8.02. Certain Matters Affecting the Trustee.

      Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that no Certificates held by the Seller, the Depositor or any Affiliate shall be given effect for the purpose of calculating any such aggregation of Voting Rights;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (h) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders,


                                     VIII-2
pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

            (j) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee does not guarantee the performance of any Permitted Investment; and

            (k) the Trustee shall not knowingly take any action that would cause the Trust Fund to fail to qualify as a qualifying special purpose entity.

      In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties' name, address, and other identifying information.

            SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

      The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Servicer.

      Except as provided in Section 2.01(c), the Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS(R) System other than with respect to the Trustee's execution and counter-signature of the Certificates.

      The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            SECTION 8.04. Trustee May Own Certificates.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.


                                     VIII-3

            SECTION 8.05. Trustee's Fees and Expenses.

      As compensation for its activities under this Agreement, on each Distribution Date the Trustee may withdraw from the Distribution Account the Trustee Fee for that Distribution Date. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Servicer against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Servicer or incurred in connection with any claim or legal action relating to

            (a) this Agreement, (b) the Certificates, or (c) the performance of any of the Trustee's duties under this Agreement, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misconduct, the Servicer shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to

                  (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates and

                  (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or Paying Agent under this Agreement or for any other expenses.

            SECTION 8.06. Eligibility Requirements for the Trustee.

      The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition


                                     VIII-4
so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

            SECTION 8.07. Resignation and Removal of the Trustee.

      The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee.

      If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, (ii)or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, or (iv) during the period which the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Trustee fails to comply with its obligations under the last sentence of Section 7.01, the preceding paragraph, Section 8.09 or Article XI and such failure is not remedied within the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through
(iii),then the Depositor or the Servicer, or in the case of clause (iv), the Depositor, may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

      The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed and one complete set to the


                                     VIII-5

Depositor, together with a written description of the basis for such removal. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents, Voting Rights of Certificates held by the Seller, its Affiliates or its agents as the Seller shall certify to the Trustee upon any such entity obtaining such ownership will be excluded from participating in such voting arrangements, and excluded from determining the 51% threshold.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            SECTION 8.08. Successor Trustee.

      Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

      No successor trustee shall accept appointment as provided in this Section
8.08 unless, at the time of suchits acceptance such, the successor trustee shall beis eligible under the provisions of Section 8.06 and its appointment shalldoes not adversely affect the then current rating of the Certificates and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            SECTION 8.09. Merger or Consolidation of the Trustee.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under
Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Trustee, the Trustee shall


                                     VIII-6
provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

      Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

      Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee; provided that, as a condition to the effectiveness of the resignation of any separate trustee or co trustee, at least 15 calendar days prior to the effective date of such resignation, the separate trustee or co trustee shall provide (x) written notice to the Depositor of


                                     VIII-7
any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the separate trustee or co trustee; and further provided that, if at any time the separate trustee or co trustee fails to comply with its obligations under this Section
8.08 or Article XI and such failure is not remedied within the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then the Depositor may remove the co-trustee;-trustee; and

            (d) The Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            (e) Prior to any merger or consolidation of any separate trustee or co trustee, at least 15 calendar days prior to the effective date of any merger or consolidation of the separate trustee or co trustee, the separate trustee or co trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement separate trustee or co trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            SECTION 8.11. Tax Matters.

      It is intended that the assets with respect to which one or more REMIC elections pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it


                                     VIII-8
shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each REMIC created under this Agreement and that in such capacity it shall:

            (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) with respect to each REMIC created hereunder and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC described in the Preliminary Statement, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, furnish to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each REMIC created under this Agreement be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the Prepayment Assumption (as defined in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as any REMIC created under this Agreement under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created under this Agreement;

            (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from


                                     VIII-9
contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

            (j) maintain records relating to each REMIC created under this Agreement, including the income, expenses, assets, and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

            (k) as and when necessary and appropriate, represent each REMIC created under this Agreement in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

      To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

      If any tax is imposed on "prohibited transactions" (as defined in section 860F(a)(2) of the Code) of any REMIC created under this Agreement, on the "net income from foreclosure property" of any REMIC created under this Agreement as defined in section 860G(c) of the Code, on any contribution to any REMIC created under this Agreement after the Startup Day pursuant to section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any REMIC created hereunder pursuant to sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03, or (iv) in all other cases, or if the Trustee, the Servicer, or the Seller fails to honor its obligations under the preceding clauses (i), (ii), or (iii), any such tax will be paid


                                    VIII-10
with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.09(b).

            SECTION 8.12. Periodic Filings.

      Beginning with the first Distribution Date, the Trustee, pursuant to written instructions of the Depositor (which instructions shall be deemed to be this Section 8.12), shall prepare and file all periodic reports required under the Exchange Act in conformity with the terms of the relief granted to issuers similar to the Trust Fund. The Trustee shall execute the Form 8-Ks pursuant to a limited power of attorney from the Depositor which shall terminate upon written notice from the Depositor or the termination of this Agreement. In connection with the preparation and filing of such periodic reports, the Depositor and the Servicer shall timely provide to the Trustee all material information available to them that is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them (including any certification required pursuant to Section 3.02(a) of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder (the "Required Certifications")) and otherwise reasonably shall cooperate with the Trustee. The Depositor shall execute the Form 10-Ks and the Required Certifications. The Trustee shall have no responsibility for making any of the Required Certifications; provided, however, that upon the request of the Servicer or the Depositor in connection with the delivery of the Required Certifications on behalf of the Trust Fund, the Trustee shall furnish to the Servicer or the Depositor, as applicable, a certificate signed by an officer of the Trustee (the "Trustee Certification"), which is attached as Exhibit O to this Agreement. The Trustee shall indemnify and hold harmless the Servicer and the Depositor, their respective officers and directors from and against any and all losses, claims, expenses, damages or liabilities, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Trustee Certification. The Trustee shall prepare the Form 10-K and provide such to the Depositor by March 10th of each year, commencing in 2006. The Depositor shall execute such Form 10-K upon its receipt and shall provide the original of such executed Form 10-K to the Trustee no later than five Business Days following its receipt from the Trustee.

      Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file under the Exchange Act a Suspension Notification with respect to the Trust Fund. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

      The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Servicer against any loss, liability, or expense (including reasonable attorney's fees) incurred in connection with any claim or legal action relating to the preparation of the Required Certification, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties under this Agreement or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement.


                                    VIII-11

                                   ARTICLE IX

                                   Termination

            SECTION 9.01. Termination upon Liquidation or Purchase of the
                          Mortgage Loans.

      Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer, and the Trustee created hereby shall terminate upon the earlier of

            (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) at the price equal to the sum of

                  (i) 100% of the Stated Principal Balance of each Mortgage Loan
            (other than in respect of a Delinquent Mortgage Loan or REO Property) plus one month's accrued interest thereon at the applicable Adjusted Mortgage Rate less any amounts collected by the Servicer representing principal and interest due after the related Due Date,

                  (ii) the lesser of (x) the appraised value of any Delinquent
            Mortgage Loan or REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the Stated Principal Balance of each such Delinquent Mortgage Loan or Mortgage Loan related to such REO Property, in each case plus accrued and unpaid interest thereon at the applicable Adjusted Net Mortgage Rate and

                  (iii) any costs and damages incurred by the Trust Fund in
            connection with any violation by each Mortgage Loan of any predatory or abusive lending law and

            (b) the later of

                  (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and

                  (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

      The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of those Mortgage Loans, at the time of any such repurchase, aggregating less than ten percent (10%) of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Servicer shall effect any such repurchase by depositing the purchase price, as calculated above, as of the month preceding the date on which such purchase price shall be distributed to Certificateholders into the Certificate Account. With such repurchase, the Servicer shall acquire any rights or potential rights of the Certificateholders or the Trustee to causes of action against any Person relating to the Mortgage Loans or the origination of the Mortgage Loans, including, without limitation, the right to enforce any breach of a representation or warranty made at any time with respect to the Mortgage Loans.

            SECTION 9.02. Final Distribution on the Certificates.

      If on any Determination Date the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, no later than the 15th day of the month preceding the month of the final Distribution Date the Servicer shall notify the Depositor and the Trustee of the date the Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

      Notice of any termination of the Trust Fund specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the last day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

      If this notice is given, the Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day before the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Mortgage Files for the Mortgage Loans.

      Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, its Certificate Balance plus for each such Class accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest-bearing Certificate and (ii) as to the Residual Certificates, any amount remaining on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above. Notwithstanding the reduction of the Certificate Balance of any Class of Certificates to zero, such Class will be outstanding hereunder solely for the purpose of receiving distributions and for no other purpose until the termination of the respective obligations and responsibilities of the

Depositor, the Servicer and the Trustee hereunder in accordance with Article Nine. The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Pass-Through Rates and actual Class Certificate Balances or Notional Amounts set forth in the Preliminary Statement upon liquidation of the Trust Fund.

      If any affected Certificateholder does not surrender its Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, then the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            SECTION 9.03. Additional Termination Requirements.

            (a) If the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this
Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC created hereunder as defined in section 860F of the Code, or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (b) The Trustee shall sell all of the assets of the Trust Fund to the Servicer, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each REMIC created under this Agreement.

            (c) The Trustee shall attach a statement to the final federal income tax return for each REMIC created under this Agreement stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Servicer.

                                   ARTICLE X

                            Miscellaneous Provisions

            SECTION 10.01. Amendment.

      This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders
(i) to cure any ambiguity or mistake, (ii) to correct any defective provision in this Agreement or to supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, (iii) to conform this Agreement to the Prospectus Supplement, (iv) to add to the duties of the Depositor, the Seller or the Servicer, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time, (vi) to add any other provisions with respect to matters or questions arising under this Agreement, or (vii) to modify, alter, amend, add to, or rescind any of the terms or provisions contained in this Agreement.

      No action pursuant to clauses (v), (vi) or (vii) above may, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder. The amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading, qualification or withdrawal of the respective ratings then assigned to the Certificates. Any such letter in and of itself will not represent a determination as to the materiality of any amendment and will represent a determination only as to the credit issues affecting any rating. Each party to this Agreement agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (v) above.

      The Trustee, the Depositor, and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to the extent necessary or helpful to (i) maintain the qualification of any REMIC created under this Agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC created under this Agreement pursuant to the Code that would be a claim at any time before the final redemption of the Certificates, or (iii) comply with any other requirements of the Code, if the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that the action is necessary or helpful for one of the foregoing purposes.

      This Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of each Class of Certificates adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents as the Seller shall certify to the Trustee upon any such entity obtaining such ownership, Voting Rights of Certificates held by the Seller, its Affiliates or its agents will be excluded from participating in such voting arrangements, and excluded from determining the 51% threshold. No amendment shall

                  (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate,

                  (ii) amend, modify, add to, rescind, or alter in any respect
            Section 10.13, notwithstanding any contrary provision of this Agreement, without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% (provided, however, that no Certificates held by the Seller, the Depositor or any Affiliate thereof shall be given effect for the purpose of calculating any such aggregation of Percentage Interests), or

                  (iii) reduce the aforesaid percentages of Certificates the
            Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

      Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC created under this Agreement or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) because the Trust Fund is required to be a Qualifying Special Purpose Entity (as that term is defined in Statement of Financial Accounting Standards No. 140 ("SFAS 140"), in order for the Seller to continue to account for the transfer of the Mortgage Loans under this Agreement as a sale under SFAS 140, prior to the parties hereto entering into such an amendment, the Trustee shall receive an Officer's Certificate, which shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment would not "significantly change" (within the meaning of SFAS 140) the permitted activities of the Trust Fund so as to cause the Trust Fund to fail to qualify as a Qualifying Special Purpose Entity.

      Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

      It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the preceding clause (A) is not required to be reached pursuant to this Section 10.01.

            SECTION 10.02. Recordation of Agreement; Counterparts.

      This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03. Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 10.04. Intention of Parties.

      It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Seller to the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, if, notwithstanding the intent of the parties, the assets are held to be the property of the Seller or Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the UCC and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant (i) by the Seller to the Depositor or (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

      The Seller and the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            SECTION 10.05. Notices.

            (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured;

                  3. The resignation or termination of the Servicer or the
            Trustee and the appointment of any successor;

                  4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

                  5. The final payment to Certificateholders.

      In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  1. Each report to Certificateholders described in Section
            4.06;

                  2. Each annual statement as to compliance described in Section
            3.17;

                  3. Each annual independent public accountants' servicing
            report described in Section 3.18; and

                  4. Any notice of a purchase of a Mortgage Loan pursuant to
            Section 2.02, 2.03 or 3.11.

            (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing, Transaction Management; (b) in the case of the Servicer, IndyMac Bank, F.S.B., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing, Transaction Management or such other address as may be hereafter furnished to the Depositor and the Trustee by the Servicer in writing; (c) in the case of the Trustee to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration IN0515, Series 2005-A15, or such other address as the Trustee may hereafter furnish to the Depositor or Servicer and (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            SECTION 10.06. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07. Assignment.

      Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

            SECTION 10.08. Limitation on Rights of Certificateholders.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created by this Agreement, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

      No Certificateholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties to this Agreement, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party because of any action taken by the parties to this Agreement pursuant to any provision of this Agreement.

      No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as provided in this Agreement, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of this Section 10.08, each Certificateholder and the Trustee shall be entitled to any relief that can be given either at law or in equity. As long as any Voting Rights are held by parties other than the Seller, its Affiliates, or its agents as the Seller shall certify to the Trustee upon any such entity obtaining such ownership, Voting Rights of Certificates held by the Seller, its Affiliates or its agents will be excluded from participating in such voting arrangements, and excluded from determining the 25% threshold.

            SECTION 10.09. Inspection and Audit Rights.

      The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the Subservicer.

            SECTION 10.10. Certificates Nonassessable and Fully Paid.

      It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            SECTION 10.11. Official Record.

      The Seller agrees that this Agreement is and shall remain at all times before the time at which this Agreement terminates an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act.

            SECTION 10.12. Protection of Assets.

            (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the trust created by this Agreement is not authorized and has no power to:

                  (1) borrow money or issue debt;

                  (2) merge with another entity, reorganize, liquidate or sell assets;

                  (3) engage in any business or activities.

            (b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid in full.

            SECTION 10.13. Qualifying Special Purpose Entity.

      Notwithstanding any contrary provision of this Agreement, the Trust Fund shall not hold any property or engage in any activity that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles.

                                   ARTICLE XI

                             EXCHANGE ACT REPORTING

            SECTION 11.01. Filing Obligations.

            The Servicer, the Trustee and the Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor's reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Servicer, the Trustee and the Seller shall provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor's reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

            SECTION 11.02. Form 10-D Filings.

            (a) In accordance with the Exchange Act, the Trustee shall prepare for filing and file within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the Commission with respect to the Trust Fund, a Form 10-D with copies of the Monthly Report and, to the extent delivered to the Trustee, no later than 10 days following the Distribution Date, such other information identified by the Depositor or the Servicer, in writing, to be filed with the Commission (such other information, the "Additional Designated Information"). If the Depositor or Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number. Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor or the Servicer, as the case may be, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Servicer, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Fund. The Servicer shall sign the Form 10-D filed on behalf of the Trust Fund.

            (b) No later than each Distribution Date, each of the Servicer and the Trustee shall notify the Depositor and the Servicer of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure
Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Servicer and the Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, each of the Servicer and the Trustee shall provide such information which is available to the Servicer and the Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans (in the case of the Trustee, based on the information provided by the Servicer) as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the Remittance Reports in the case of the Servicer and the Monthly Statement in the case of the Trustee, commencing with the first such report due not less than five Business Days following such request.

            (c) The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Trustee shall have no liability to the Certificateholders, the Trust Fund, the Servicer or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

            SECTION 11.03. Form 8-K Filings.

            The Servicer shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act. Each Form 8-K must be signed by the Servicer. Both the Servicer and the Trustee shall promptly notify the Depositor and the Servicer (if the notifying party is not the Servicer), but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge. Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person. [Concurrently with any Subsequent Transfer, the Seller shall notify the Depositor and the Servicer, if any material pool characteristic of the actual asset pool at the time of issuance of the Certificates differs by [5]% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement.]

            SECTION 11.04. Form 10-K Filings.

            Prior to March 30th of each year, commencing in 2007 (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. A senior officer in charge of the servicing function of the Servicer shall sign each Form 10-K filed on behalf of the Trust Fund. Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 3.17, (ii) annual report on assessments of compliance with servicing criteria described under Section 11.07 and (iii) accountant's report described under Section 11.07. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 11.05.

            If the Item 1119 Parties listed on Exhibit S have changed since the Closing Date, no later than March 1 of each year, the Servicer shall provide each of the Servicer and the Trustee with an updated Exhibit S setting forth the
Item 1119 Parties. No later than March 15 of each year, commencing in 2007, the Servicer and the Trustee shall notify the Depositor and the Servicer of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. Additionally, both the Servicer and the Trustee shall provide, and shall cause each Reporting Subcontractor retained by the Servicer or the Trustee, as applicable, the following information no later than

March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust Fund: (i) if such Person's report on assessment of compliance with servicing criteria described under Section 11.07 or related registered public accounting firm attestation report described under Section 11.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if any such Person's report on assessment of compliance with servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

            SECTION 11.05. Sarbanes-Oxley Certification.

            Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)). No later than March 15 of each year, beginning in 2007, the Servicer and the Trustee shall (unless such person is the Certifying Person), and the Trustee shall cause each Reporting Subcontractor to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit Q (in the case of the Trustee), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the servicing function of the Servicer shall serve as the Certifying Person on behalf of the Trust Fund. Neither the Servicer nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor, as the case may be, shall promptly notify the Servicer and the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

            SECTION 11.06. Form 15 Filing.

            Prior to January 30 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

            SECTION 11.07. Report on Assessment of Compliance and Attestation.

            (a) On or before March 15 of each calendar year, commencing in 2007:

                  (i) Each of the Servicer and the Trustee shall deliver to the
            Depositor and the Servicer a report (in form and substance reasonably satisfactory to the Depositor) regarding the Servicer's or the Trustee's, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit W hereto delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect. The Depositor and the Servicer, and each of their respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

                  (ii) Each of the Servicer and the Trustee shall deliver to the
            Depositor and the Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by Servicer or the Trustee, as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement that that effect.

                  (iii) The Servicer shall cause each Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant's attestation as and when provided in paragraphs (a) and
            (b) of this Section 11.07.

                  (iv) The Trustee shall cause each Reporting Subcontractor to deliver to the Depositor and the Servicer an assessment of compliance and accountant's attestation as and when provided in paragraphs (a) and (b) of this Section.

                  (v) The Servicer and the Trustee shall execute (and the
            Servicer and the Trustee shall cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.17, (ii) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 11.07 and
            (iii) accountant's report provided pursuant to this Section 11.07 and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certificates provided for in this Section 11.07.

            (b) In the event the Servicer, the Trustee or Reporting Subcontractor is terminated or resigns during the term of this Agreement, such Person shall provide documents and information required by this Section 11.07 with respect to the period of time it was subject to this Agreement or provided services with respect to the Trust Fund, the Certificates or the Mortgage Loans.

            (c) An assessment of compliance provided by a Subcontractor pursuant to Section 11.07(a)(3) or (4) need not address any elements of the Servicing Criteria other than those specified by the Servicer or the Trustee, as applicable, pursuant to Section 11.07(a)(1).

            SECTION 11.08. Use of Subcontractors.

            (a) [Reserved].

            (b) It shall not be necessary for the Servicer or the Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Servicer or the Trustee, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person, specifying (i) the identity of each such Subcontractor,
(ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

            As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Servicer or the Trustee, as applicable, shall cause any such Subcontractor used by such Person for the benefit of the Depositor to comply with the provisions of Sections 11.07 and 11.09 of this Agreement to the same extent as if such Subcontractor were the Servicer (except with respect to the Servicer's duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Trustee, as applicable. The Servicer or the Trustee, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 11.05 and Section 11.07, in each case as and when required to be delivered.

            SECTION 11.09. Amendments.

            In the event the parties to this Agreement desire to further clarify or amend any provision of this Article XI, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article XI pursuant to Section 10.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.

            If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Servicer in this Article XI with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying

Person, if the Depositor has received indemnity from such successor
Servicer satisfactory to the Depositor, and such Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit T.

                         *     *     *     *     *     *

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                              INDYMAC MBS, INC.
                               as Depositor


                              By:______________________________
                                 Name:
                                 Title:

                             [                       ]
                                as Trustee


                              By:______________________________
                                 Name:
                                 Title:

                             [INDYMAC BANK, F.S.B.]
                                as Seller and Servicer


                              By:______________________________
                                 Name:
                                 Title:

                                  SCHEDULE I

                            Mortgage Loan Schedule
                       [Delivered at Closing to Trustee]



                                    S-I-1

                                  SCHEDULE II


             Home Equity Mortgage Loan Asset-Backed Certificates,
                                Series SPMD [ ]

             Representations and Warranties of the Seller/Servicer
             -----------------------------------------------------


          [Indy Mac Bank, F.S.B.] ("[IndyMac]") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this
Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among [IndyMac], as seller and servicer, IndyMac MBS, Inc., as depositor, and [ ], as trustee.

               (1) [IndyMac] is duly organized as a federally insured savings bank and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by [IndyMac] in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

               (2) [IndyMac] has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of [IndyMac] the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of [IndyMac], enforceable against [IndyMac] in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (3) The execution and delivery of the Pooling and Servicing Agreement by [IndyMac], the sale and servicing of the Mortgage Loans by [IndyMac] under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of [IndyMac] and will not (A) result in a material breach of any term or provision of the charter or by-



                                    S-II-1
     laws of [IndyMac] or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which [IndyMac] is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to [IndyMac] of any court, regulatory body, administrative agency or governmental body having jurisdiction over [IndyMac] (including, without limitation, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over [IndyMac]); and [IndyMac] is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it (including, without limitation, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other governmental entity having regulatory authority over [IndyMac]) which breach or violation may materially impair [IndyMac]'s ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

               (4) Each Servicer is an approved servicer of conventional mortgage loans for FNMA or FHLMC or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

               (5) No litigation is pending or, to the best of [IndyMac]'s knowledge, threatened against [IndyMac] that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement by [IndyMac].

               (6) IndyMac is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.



                                    S-II-2

                                 SCHEDULE III


             Home Equity Mortgage Loan Asset-Backed Certificates,
                                Series SPMD [ ]

            Representations and Warranties as to the Mortgage Loans
            -------------------------------------------------------


          [IndyMac Bank, F.S.B.] ("[IndyMac]") hereby makes the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date or Subsequent Transfer Date, as applicable, or if so specified herein, as of the related Cut-off Date or date of origination of the Mortgage Loan (as applicable). Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among [IndyMac], as seller and servicer, IndyMac MBS, Inc., as depositor, and [ ], as trustee.

               (1) The information set forth on Schedule I to the Pooling and Servicing Agreement with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date or Subsequent Transfer Date, as applicable.

               (2) As of the Closing Date, all regularly scheduled monthly payments due with respect to each Mortgage Loan up to and including the Due Date immediately prior to the related Cut-off Date have been made; and as of the related Cut-off Date, no Mortgage Loan had a regularly scheduled monthly payment that was [60] or more days Delinquent during the twelve months prior to the related Cut-off Date.

               (3) With respect to any Mortgage Loan that is not a Cooperative Loan, each Mortgage is a valid and enforceable first or second lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances and, if the related Mortgaged Property is a unit in a condominium project or planned unit development, any lien for common charges permitted by statute or homeowner association fees, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and
     (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

               (4) Immediately prior to the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and



                                   S-III-1
     authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.

               (5) As of the date of origination of each Mortgage Loan, there was no delinquent tax or assessment lien against the related Mortgaged Property.

               (6) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

               (7) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (13) below.

               (8) To the best of the Seller's knowledge, no Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for such Mortgage Loan.

               (9) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending HUEPA, applicable predatory and abusive lending laws and disclosure laws or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

               (10) As of the Closing Date or Subsequent Transfer Date, as applicable, the Seller has not modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

               (11) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect.

               (12) Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended) by an entity that satisfied at the time of origination the requirements of
     Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.



                                   S-III-2

               (13) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless such failure to be wholly within such boundaries and restriction lines or such encroachment, as the case may be, does not have a material effect on the value of such Mortgaged Property.

               (14) To the best of the Seller's knowledge, as of the date of origination of each Mortgage Loan, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation unless such violation would not have a material adverse effect on the value of the related Mortgaged Property. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property.

               (15) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

               (16) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

               (17) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

               (18) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (19) At the related Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customarily required by institutional single family mortgage lenders in the area where the Mortgaged Property is located, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense. Anything to the contrary in this item (19) notwithstanding, no breach of this item (19) shall be deemed to give rise to any obligation



                                   S-III-3
     of the Seller to repurchase or substitute for such affected Mortgage Loan or Loans so long as the Servicer maintains a blanket policy pursuant to the second paragraph of Section 3.10(a) of the Pooling and Servicing Agreement.

               (20) If at the time of origination of each Mortgage Loan, the related Mortgaged Property was in an area then identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the then-current requirements of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier.

               (21) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

               (22) To the best of the Seller's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

               (23) Each Mortgage File contains an appraisal of the related Mortgaged Property in a form acceptable to FNMA or FHLMC.

               (24) Any leasehold estate securing a Mortgage Loan has a stated term at least as long as the term of the related Mortgage Loan.

               (25) Each Mortgage Loan was selected from among the outstanding one- to four-family sub-prime mortgage loans in the Seller's sub-prime mortgage portfolio at the Closing Date as to which the representations and warranties made with respect to the Mortgage Loans set forth in this
     Schedule III can be made. No such selection was made in a manner intended to adversely affect the interests of the Certificateholders.

               (26) No more than [   ]% (by aggregate Stated Principal Balance)
     of the Mortgage Loans are Cooperative Loans.

               (27) Each Cooperative Loan is secured by a valid, subsisting and enforceable perfected first and second liens (in the case of Loan Group 1) and first liens only (in the case of Loan Group 2) and security interest in the related Mortgaged Property, subject only to (i) the rights of the Cooperative Corporation to collect maintenance and assessments from the Mortgagor, (ii) the lien of the Blanket Mortgage, if any, on the Cooperative Property and of real property taxes, water and sewer charges, rents and assessments on the Cooperative Property not yet due and payable, and (iii) other matters to which like Cooperative Units are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement or the use, enjoyment, value or marketability of the Cooperative Unit. Each original UCC financing statement, continuation statement or other



                                   S-III-4
     governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the sponsor or its designee establishes in the Seller a valid and subsisting perfected first or second lien (in the case of a Cooperative Loan that is in Loan Group 1) and first lien only (in the case of a (Cooperative Loan that is in Loan group 2) on and security interest in the property described therein, and the Seller has full right to sell and assign the same.

               (28) Each Cooperative Corporation qualifies as a "cooperative housing corporation" as defined in Section 216 of the Code.

               (29) None of the Mortgage Loans is a "high cost" loan, "covered" loan or any other similarly designated loan as defined under any state, local or federal law, as defined by applicable predatory and abusive lending laws.



                                   S-III-5

                                  SCHEDULE IV



                           Planned Balance Schedules

                               [Not applicable]



                                    S-IV-1

                                   EXHIBIT A

                    [FORM OF CLASS A, M AND B CERTIFICATE]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.                     :

Cut-off Date                        :

First Distribution Date             :

Initial Certificate Balance
of this Certificate
("Denomination")                    :       $

Initial Certificate Balances
of all Certificates
of this Class                       :       $

CUSIP                               :



                               INDYMAC MBS, INC.

                 Home Equity Mortgage Loan Asset-Backed Trust
     Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]
                                  Class [A ]

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among IndyMac MBS, Inc., as depositor (the "Depositor"), [IndyMac Bank, F.S.B.], as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"),
and [         ], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                   *   *   *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  [             ]

                                  [                                    ],
                                  not in its individual Capacity, but solely as Trustee


                               By ______________________

Countersigned:

By ________________________________
    Authorized Signatory of
    [                        ],
    not in its individual Capacity,
    but solely as Trustee

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS OF CERTIFICATES CONSISTS OF SUBORDINATED SECURITIES AND THEY WILL NOT SATISFY THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THIS CLASS OF CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR THE CODE. ACCORDINGLY, NONE OF THIS CLASS OF CERTIFICATES ARE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS UNLESS AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE. EACH PURCHASER OF THIS CLASS OF CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT CERTAIN EXEMPTIONS FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE APPLY TO THE PLAN INVESTOR'S ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATES.

Certificate No.                     :

Cut-off Date                        :

First Distribution Date             :

Initial Certificate Balance
of Certificate
("Denomination")                    :       $

Initial Certificate Balances
of all Certificates
of this Class                       :       $

CUSIP                               :



                               INDYMAC MBS, INC.
                 Home Equity Mortgage Loan Asset-Backed Trust,
     Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]
                                  Class [M ]

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.


     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut off Date specified above (the "Agreement") among IndyMac MBS, Inc., as depositor (the "Depositor"), [IndyMac Bank, F.S.B.], as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer") and
[        ], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Class [M ] Certificates are subordinated securities and they will not satisfy the requirements of certain prohibited transaction exemptions. As a result, the purchase or holding of any of the Class [M ] Certificates by a plan investor may constitute a non-exempt prohibited transaction or result in the imposition of excise taxes or civil penalties under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code. Accordingly, none of the Class [M ] Certificates are offered for sale, and are not transferable, to plan investors unless an exemption from the prohibited transaction rules of ERISA and the Code applies to the acquisition, holding, and resale of such certificate. Each purchaser of a Class [M ] Certificate, by virtue of its purchase of such Certificate, will be deemed to have represented either that it is not a plan investor or that certain exemptions from the prohibited transaction provisions of ERISA and the Code apply to the plan investor's acquisition, holding, and resale of such Certificates.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                 *   *   *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  [             ]

                                  [                                    ],
                                  not in its individual Capacity, but solely as Trustee


                               By ______________________

Countersigned:

By ________________________________
    Authorized Signatory of
    [                        ],
    not in its individual Capacity,
    but solely as Trustee

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS OF CERTIFICATES CONSISTS OF SUBORDINATED SECURITIES AND THEY WILL NOT SATISFY THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THIS CLASS OF CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR THE CODE. ACCORDINGLY, NONE OF THIS CLASS OF CERTIFICATES ARE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS UNLESS AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE. EACH PURCHASER OF THIS CLASS OF CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT CERTAIN EXEMPTIONS FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE APPLY TO THE PLAN INVESTOR'S ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATES.

Certificate No.                      :

Cut-off Date                         :

First Distribution Date              :

Initial Certificate Balance
of this Certificate
("Denomination")                     :       $

Initial Certificate Balances
of all Certificates of this Class    :       $

CUSIP                                :

                               INDYMAC MBS, INC.

                 Home Equity Mortgage Loan Asset-Backed Trust,
     Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]
                                  Class [B ]

     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among IndyMac MBS, Inc., as depositor (the "Depositor"), [IndyMac Bank, F.S.B.], as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer") and
[        ], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Class [B ] Certificates are subordinated securities and they will not satisfy the requirements of certain prohibited transaction exemptions. As a result, the purchase or holding of any of the Class [B ] Certificates by a plan investor may constitute a non-exempt prohibited transaction or result in the imposition of excise taxes or civil penalties under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code. Accordingly, none of the Class [B ] Certificates are offered for sale, and are not transferable, to plan investors unless an exemption from the prohibited transaction rules of ERISA and the Code applies to the acquisition, holding, and resale of such certificate. Each purchaser of a Class [B ] Certificate, by virtue of its purchase of such Certificate, will be deemed to have represented either that it is not a plan investor or that certain exemptions from the prohibited transaction provisions of ERISA and the Code apply to the plan investor's acquisition, holding, and resale of such Certificates.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                   *   *   *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  [             ]

                                  [                                    ],
                                  not in its individual Capacity, but solely as Trustee


                               By ______________________

Countersigned:

By ________________________________
    Authorized Signatory of
    [                        ],
    not in its individual Capacity,
    but solely as Trustee

                                   EXHIBIT B

                                  [RESERVED]

                                   EXHIBIT C

                         [FORM OF CLASS R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO
SECTION 406 OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :

Cut-off Date                                :

Initial Certificate Balance
of this Certificate
("Denomination")                            :       $

Initial Certificate Balances
of all Certificates of
this Class                                  :        $

CUSIP                                       :


                               INDYMAC MBS, INC.
                 Home Equity Mortgage Loan Asset-Backed Trust,
     Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]

                                    Class R

     evidencing the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties IndyMac MBS, Inc., as Depositor

     Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that INDYMAC MBS, INC. is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among IndyMac MBS, Inc., as depositor (the "Depositor"), [IndyMac Bank, F.S.B.], as seller (in such capacity, the
"Seller") and as servicer (in such capacity, the "Servicer"), and [      ], as
trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

     No transfer of a Class R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, nor a plan or arrangement subject to Section 4975 of the Code or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Class R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under
Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit I to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate and (C) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  [             ]

                                  [                                    ],
                                  not in its individual Capacity, but solely as Trustee


                               By ______________________

Countersigned:

By ________________________________
    Authorized Signatory of
    [                        ],
    not in its individual Capacity,
    but solely as Trustee

                                   EXHIBIT D

                         [FORM OF CLASS X CERTIFICATE]


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                     :

Cut-off Date                        :

First Distribution Date             :

Percentage Interest
of this Certificate
("Denomination")                    :       %

CUSIP                               :

                               INDYMAC MBS, INC.
                 Home Equity Mortgage Loan Asset-Backed Trust,
     Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD [ ]
                                    Class X


     evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

     Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

     This certifies that HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES
SPMD [        ] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among IndyMac MBS, Inc., as depositor (the "Depositor"), [IndyMac Bank, F.S.B.], as seller (in such capacity, the "Seller") and as
servicer (in such capacity, the "Servicer"), and [           ], as trustee (the
"Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee.

     No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) an Investment Letter or the Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

     No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or
Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                   *   *   *

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  [             ]

                                  [                                    ],
                                  not in its individual Capacity, but solely as Trustee


                               By ______________________

Countersigned:

By ________________________________
    Authorized Signatory of
    [                        ],
    not in its individual Capacity,
    but solely as Trustee

                                   EXHIBIT E

                       [FORM OF REVERSE OF CERTIFICATES]

                               INDYMAC MBS, INC.
                 Home Equity Mortgage Loan Asset-Backed Trust,
              Home Equity Mortgage Loan Asset-Backed Certificates

     This Certificate is one of a duly authorized issue of Certificates designated as IndyMac MBS, Inc., Home Equity Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

     Pursuant to the terms of the Agreement, a distribution will be made on the [25]th day of each month or, if such [25]th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

     Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in [New York, New York], accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in
Section 9.01 of the Agreement.

     Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT
                                  ----------


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _______________________________________
____________________________________________________________________________.


Dated:
                                      _______________________________________
                                      Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS


     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number __________, or, if mailed by check, to _______________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.

     This information is provided by ________________________________________, the assignee named above, or ________________________________________________, as its agent.



STATE OF                  )
                          )  ss.:
COUNTY OF                 )


     On the ___ th day of ___________, 20__ before me, a notary public in and for said State, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                         ___________________________________
                                                     Notary Public

[Notarial Seal]

                                   EXHIBIT F

                                  [RESERVED]

                                   EXHIBIT G

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                    [date]


[Depositor]

[Servicer]

[Seller]
___________________
___________________

          Re: Pooling and Servicing Agreement among IndyMac MBS, Inc., as Depositor, [IndyMac Bank, F.S.B.], as Seller and Servicer, and
               [          ], as Trustee, Home Equity Mortgage Loan Asset-Backed
               Trust, Series SPMD [         ], Home Equity Mortgage Loan
               Asset-Backed Certificates, Series SPMD [        ] [and the
               Subsequent Transfer Agreement dated as of [          ], among
               IndyMac MBS, Inc., as Depositor, [IndyMac Bank, F.S.B.], as
               Seller, and [             ], as Trustee]
               ---------------------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), [and the above-captioned Subsequent Transfer Agreement] the undersigned, as Trustee, hereby certifies that, as to each [Initial][Subsequent] Mortgage Loan listed in the Mortgage Loan Schedule (other than any [Initial][Subsequent] Mortgage Loan listed in the attached schedule), it has received:

     (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

     (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments); provided, however, that it has received no assignment with respect to any Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such [Initial][Subsequent] Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the

[Initial][Subsequent] Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such [Initial][Subsequent] Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                           [               ],
                                           as Trustee


                                           By:________________________________

                                           Name:______________________________

                                           Title:_____________________________

                                  EXHIBIT G-1



                     FORM OF DELAY DELIVERY CERTIFICATION

                                    [date]

[Depositor]

[Servicer]


          Re: Pooling and Servicing Agreement among IndyMac MBS, Inc., as Depositor, [IndyMac Bank, F.S.B.], as Seller and Servicer, and
               [          ], as Trustee, Home Equity Mortgage Loan Asset-Backed
               Trust, Series SPMD [         ], Home Equity Mortgage Loan
               Asset-Backed Certificates, Series SPMD [        ] [and the
               Subsequent Transfer Agreement dated as of [          ], among
               IndyMac MBS, Inc., as Depositor, [IndyMac Bank, F.S.B.], as
               Seller, and [             ], as Trustee]
               ---------------------------------------------------------------

Gentlemen:

     [Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto, delivered by the undersigned, as Trustee, on the Closing Date in accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement.] The undersigned hereby certifies that [, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement,] as to each Delay Delivery Mortgage Loan listed on the Schedule A attached hereto (other than any [Initial Mortgage Loan][Subsequent Mortgage Loan] paid in full or listed on Schedule B attached hereto) it has received:

               (i) (A) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _________ _____________ without recourse", with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note) and (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

               (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgage Property is located in the Commonwealth of Puerto Rico.

     Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectibility, insurability, effectiveness or suitability of any such [Initial Mortgage Loan][Subsequent Mortgage Loan].

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.



                                              [                      ],
                                              as Trustee


                                              By:_____________________________
                                              Name:
                                              Title:

                                   EXHIBIT H


                    FORM OF FINAL CERTIFICATION OF TRUSTEE

                                    [date]


[Depositor]

[Servicer]

[Seller]
___________________
___________________


          Re: Pooling and Servicing Agreement among IndyMac MBS, Inc., as Depositor, [IndyMac Bank, F.S.B.], as Seller and Servicer, and
               [          ], as Trustee, Home Equity Mortgage Loan Asset-Backed
               Trust, Series SPMD [         ], Home Equity Mortgage Loan
               Asset-Backed Certificates, Series SPMD [        ] [and the
               Subsequent Transfer Agreement dated as of [          ], among
               IndyMac MBS, Inc., as Depositor, [IndyMac Bank, F.S.B.], as
               Seller, and [             ], as Trustee]
               ---------------------------------------------------------------

Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") [and the above-captioned Subsequent Transfer Agreement], the undersigned, as Trustee, hereby certifies that as to each [Initial][Subsequent] Mortgage Loan listed in the Mortgage Loan Schedule (other than any [Initial][Subsequent] Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

     (i) The original Mortgage Note, endorsed in the form provided in Section 2.01(f) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Seller.

     (ii) The original recorded Mortgage.

     (iii) A duly executed assignment of the Mortgage in the form provided in
Section 2.01(f) of the Pooling and Servicing Agreement; provided, however, that it has received no assignment with respect to any Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, or, if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

     (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Seller.

     (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

     Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such [Initial][Subsequent] Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (iv), (vi) and (xi) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such [Initial][Subsequent] Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                           [               ],
                                           as Trustee


                                           By:________________________________

                                           Name:______________________________

                                           Title:_____________________________

                                EXHIBIT I

                              TRANSFER AFFIDAVIT

                              IndyMac MBS, Inc.,
         Home Equity Mortgage Loan Asset-Backed Trust, Series SPMD [ ]
             Home Equity Mortgage Loan Asset-Backed Certificates,
                                Series SPMD [ ]



STATE OF              )
                      ) ss.:
COUNTY OF             )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of ________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among IndyMac MBS, Inc., as depositor (the "Depositor"), [IndyMac Bank, F.S.B.], as seller
and servicer and [          ], as Trustee. Capitalized terms used, but not
defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

     7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

     8. The Transferee's taxpayer identification number is ____________.

     9. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

     10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     11. Either (i) the Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan, or (ii) the Transferee is an insurance company that is purchasing such Certificate with funds contained in an "insurance company general account" as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.

                                   *   *   *

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of ________, 20__.


                                    _________________________________________
                                    Print Name of Transferee


                                    By:______________________________________
                                       Name:
                                       Title:
[Corporate Seal]

ATTEST:


_________________________________
[Assistant] Secretary

     Personally appeared before me the above-named ____________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ____ day of _________, 20__.



                                        ______________________________________
                                                    NOTARY PUBLIC

                                        My Commission expires the ____ day of
                                        ____________, 20__

                                                                     EXHIBIT 1
                                                                  to EXHIBIT I

                              Certain Definitions
                              -------------------

     "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section
521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c), (v) a Person that is not a U.S. Person, and
(vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that certain Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code
Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

     "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "United States Person or U.S. Person": Shall mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

                                                                     EXHIBIT 2
                                                                  to EXHIBIT I


                       Section 5.02 (c) of the Agreement
                       ---------------------------------

          (c) Each Person who has or who acquires any Ownership Interest in the Residual Certificates shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in the Residual Certificates shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in the Residual Certificates may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificates unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

          (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                                                                     EXHIBIT J


                        FORM OF TRANSFEROR CERTIFICATE


                                                              __________, 20__

IndyMac MBS, Inc.
155 North Lake Avenue
Pasadena, California 91101

[Name of Trustee]
[Address]
[Address]
Attention: [       ]

                       Re:  IndyMac MBS, Inc. Home Equity Loan Asset-Backed
                            Trust, Series SPMD [        ], Home Equity Mortgage
                            Loan Asset-Backed Certificates, Series SPMD [    ],
                            Class
                            ---------------------------------------------------

Ladies and Gentlemen:

          In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                    Very truly yours,

                                    __________________________________________
                                    Print Name of Transferor


                                    By:_______________________________________
                                                 Authorized Officer

                                                                    EXHIBIT L


                           FORM OF RULE 144A LETTER

                                                           ____________, 20__


IndyMac MBS, Inc.
155 North Lake Avenue
Pasadena, California 91101

[Name of Trustee]
[Address]
[Address]
Attention: [        ]

                      Re:  Home Equity Mortgage Loan Asset-Backed Trust,
                           Series SPMD [        ]
                           Home Equity Mortgage Loan Asset-Backed Certificates,
                           Series SPMD [        ],
                           Class
                           ----------------------------------------------------


Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of
Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) to the extent that the Certificate transferred is a Class X Certificate, we are a bankruptcy-remote entity and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                          ANNEX 1 TO EXHIBIT L
                                                          --------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]


          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $__________ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


------------

     (1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          ____ Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        ______________________________________
                                         Print Name of Transferor


                                        By:___________________________________
                                           Name:
                                           Title:

                                        Date:_________________________________

                                                         ANNEX 2 TO EXHIBIT L
                                                         --------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That are Registered Investment Companies]


          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause
(ii) in the preceding sentence applies, the securities may be valued at market.

          ____ The Buyer owned $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ______________________________________
                                        Print Name of Buyer or Adviser


                                        By:___________________________________
                                        Name:
                                        Title:

                                        IF AN ADVISER:


                                        ______________________________________
                                                  Print Name of Buyer


                                        Date:_________________________________

                                   EXHIBIT M

                              REQUEST FOR RELEASE
                                 (for Trustee)

                              IndyMac MBS, Inc.,
         Home Equity Mortgage Loan Asset-Backed Trust, Series SPMD [ ]
             Home Equity Mortgage Loan Asset-Backed Certificates,
                                Series SPMD [ ]

Loan Information
----------------


       Name of Mortgagor           ___________________________________________

       Servicer
       Loan No.:                   ___________________________________________

Trustee
-------

       Name:                       ___________________________________________

       Address:                    ___________________________________________

                                   ___________________________________________

                                   ___________________________________________

       Trustee
       Mortgage File No.:          ___________________________________________

     The undersigned Servicer hereby acknowledges that it has received from
[       ], as Trustee for the Holders of Home Equity Mortgage Loan Asset-Backed
Certificates, of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series among the Trustee, [IndyMac Bank, F.S.B.], as Seller and Servicer and IndyMac MBS, Inc., as Depositor.

(  )   Mortgage Note dated ____________, _____, in the original principal sum of $ _________, made by ___________________. payable to, or endorsed to the order of, the Trustee.

(  )   Mortgage recorded on _________________ as instrument no. _________  in the County Recorder's Office of the County of ______________, State of _____________ in book/reel/docket _____________ of official records at page/image __________.

(  )   Deed of Trust recorded on ________________ as instrument no. _________
       in the County Recorder's Office of the County of ___________, State of __________ in book/reel/docket _____________ of official records at page/image ___________.

(  )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
       ___________ as instrument no. ________ in the County Recorder's Office of the County of __________, State of ______________ in book/reel/docket __________ of official records at page/image _____________.

  ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

       (  ) __________________________________________________________________

       (  ) __________________________________________________________________

       (  ) __________________________________________________________________

       (  ) __________________________________________________________________

     The undersigned Servicer hereby acknowledges and agrees as follows:

          (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

                                           [INDYMAC BANK, F.S.B.]


                                           By: ______________________________

                                           Its ______________________________

Date: _________________

                                   EXHIBIT N

                       REQUEST FOR RELEASE OF DOCUMENTS

To:  [Name of Trustee]                        Attn:  Mortgage Custody Services

Re:  The Pooling & Servicing Agreement dated _______ among [IndyMac Bank,
     F.S.B.], as Servicer, Inc, IndyMac MBS, Inc. and [           ] as Trustee


Ladies and Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Trustee for IndyMac MBS, Inc., we request the release of the Mortgage Loan File for the Mortgage Loan(s) described below, for the reason indicated.

FT Account#:                                        Pool #:

Mortgagor's Name, Address and Zip Code:
--------------------------------------


Mortgage Loan Number:
--------------------

Reason for Requesting Documents (check one)
-------------------------------

_______1.         Mortgage Loan paid in full ([IndyMac] hereby certifies that all amounts have been received.)

_______2.         Mortgage Loan Liquidated ([IndyMac] hereby certifies that
                  all proceeds of foreclosure, insurance, or other liquidation have been finally received.)

_______3.         Mortgage Loan in Foreclosure.

_______4.         Other (explain): ____________________________________

If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as an additional documents in your possession relating to the above-specified Mortgage Loan. If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

[INDYMAC BANK, F.S.B.]                              [155 North Lake Ave.
                                                    Pasadena CA  91101]


By:________________________________
Name:______________________________
Title:_____________________________
Date:______________________________

TRUSTEE CONSENT TO RELEASE AND
ACKNOWLEDGEMENT OF RECEIPT

By:________________________________
Name:______________________________
Title:_____________________________
Date:______________________________

                                   EXHIBIT O

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT


          Subsequent Transfer Agreement, dated as of [            ], among
IndyMac MBS, Inc., a Delaware corporation, as depositor (the "Depositor"), [IndyMac Bank, F.S.B.], a federal savings bank ("[IndyMac Bank]"), in its capacity as seller under the Pooling and Servicing Agreement referred to below
(the "Seller"), and [              ], as trustee (the "Trustee").


                                  WITNESSETH:

          WHEREAS, the Depositor, [IndyMac Bank] (in its capacity as Seller and in its capacity as Servicer) and the Trustee are parties to that certain
pooling and servicing agreement dated as of [            ] (the "Pooling and
Servicing Agreement") relating to the Home Equity Mortgage Loan Asset-Backed
Certificates, Series SPMD [         ]; and

          WHEREAS, as contemplated in the Pooling and Servicing Agreement, the Seller desires to convey certain Subsequent Mortgage Loans (as hereinafter defined) to the Depositor, and the Depositor desires to simultaneously convey such Subsequent Mortgage Loans to the Trustee for the benefit of the Certificateholders;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.01.  Defined Terms.

     Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Pooling and Servicing Agreement.

     "Agreement" means this Subsequent Transfer Agreement and all amendments hereof and supplements hereto.

     "Subsequent Mortgage Loans" means the Mortgage Loans identified on the Mortgage Loan Schedule specified in Section 1.02 hereof.

     "Subsequent Transfer Date" means, with respect to this Agreement, [     ].

     "Cut-off Date" means, with respect to each of the Subsequent Mortgage
Loans, [        ].

Section 1.02.  Mortgage Loan Schedule.

     Annexed hereto is a supplement to Schedule I to the Pooling and Servicing Agreement listing the Subsequent Mortgage Loans to be conveyed by the Seller to the Depositor and simultaneously by the Depositor to the Trustee pursuant to the Pooling and Servicing Agreement and this Agreement on the Subsequent Transfer Date.

Section 1.03.  Conveyance of Subsequent Mortgage Loans by the Seller.

     Subject to the conditions set forth in Section 1.05 and Section 1.06, in consideration of the Trustee's delivery to or upon the order of the Seller of an amount equal to $________ (i.e., the aggregate Cut-off Date Principal Balance of the Subsequent Mortgage Loans), the Seller does hereby sell, transfer, assign and otherwise convey to the Depositor, without recourse (subject to the Seller's obligations hereunder) all of the Seller's right, title and interest in and to the Subsequent Mortgage Loans, including all interest and principal received or receivable by the Seller on or with respect to each Subsequent Mortgage Loan after the related Cut-off Date and all interest and principal payments on each Subsequent Mortgage Loan received prior to such related Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on each Subsequent Mortgage Loan on or before such related Cut-off Date, and the Depositor simultaneously does hereby sell, transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to each Subsequent Mortgage Loan, including all interest and principal received or receivable by the Depositor on or with respect to each Subsequent Mortgage Loan after the related Cut-off Date and all interest and principal payments on each Subsequent Mortgage Loan received prior to such related Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on each Subsequent Mortgage Loan on or before such related Cut-off Date.

Section 1.04. Allocation of the Amounts to be Released from the Pre-Funding Accounts.

     Of the $________ (i.e., the aggregate Cut-off Date Principal Balance of the Subsequent Mortgage Loans), released by the Trustee pursuant to the terms of Section 1.03 hereof, the Trustee shall release an amount equal to $__________ (i.e., the aggregate Cut-off Date Principal Balance of the Subsequent Mortgage Loans transferred to Loan Group 1 pursuant to this Agreement) from the Group 1 Pre-Funding Account.

     Of the $________ (i.e., the aggregate Cut-off Date Principal Balance of the Subsequent Mortgage Loans), released by the Trustee pursuant to the terms of Section 1.03 hereof, the Trustee shall release an amount equal to $__________ (i.e., the aggregate Cut-off Date Principal Balance of the Subsequent Mortgage Loans transferred to Loan Group 2 pursuant to this Agreement) from the Group 2 Pre-Funding Account.

Section 1.05.  Representations and Warranties of Seller.

     The Seller does hereby reaffirm the representations and warranties set forth in Section 2.03 and on Schedule II of the Pooling and Servicing Agreement for the benefit of the Depositor and the Trustee as purchasers hereunder are true with respect to the Subsequent Mortgage Loans. Such representations and warranties shall survive the sale, transfer and assignment of the Subsequent Mortgage Loans to the Depositor and the simultaneous sale, transfer and assignment of such Subsequent Mortgage Loans to the Trustee.

Section 1.06.  Representations and Warranties of Depositor.

     The Depositor does hereby reaffirm the representations and warranties set forth in Section 2.04 of the Pooling and Servicing Agreement for the benefit of the Trustee as purchaser hereunder are true with respect to the Subsequent Mortgage Loans. Such representations and warranties shall survive the sale, transfer and assignment of the Subsequent Mortgage Loans to the Trustee.

Section 1.07.  Conditions Precedent.

     The obligation of the Trustee to acquire the Subsequent Mortgage Loans hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the conditions precedent identified in Section 2.09(b).

     The Trustee shall not be required to investigate or otherwise verify satisfaction of the conditions listed above, but shall be entitled to conclusively rely upon Opinions of Counsel and Officer's Certificates confirming such fulfillment.

Section 1.08.  Reaffirmation of Agreement.

     All terms, conditions and provisions of the Pooling and Servicing Agreement are hereby reaffirmed and incorporated by reference by the Seller as to the Subsequent Mortgage Loans.

Section 1.09.  Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws; provided, however, the immunities, authority and standard of care of the Trustee shall be governed by the jurisdiction in which its Corporate Trust Office is located.

     IN WITNESS WHEREOF, the Seller and the Trustee have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                  [INDYMAC BANK, F.S.B.],
                                   as Seller


                                  By:________________________________________
                                     Name:
                                     Title:



                                  [                                   ],
                                   not in its individual capacity,
                                   but solely as Trustee


                                  By:________________________________________
                                     Name:
                                     Title:

                    [SUPPLEMENT TO MORTGAGE LOAN SCHEDULE]

                                   EXHIBIT P

                               MONTHLY STATEMENT


          Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Servicer and the Depositor a statement setting forth with respect to the related distribution:

               (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

               (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

               (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

               (v) the Pool Stated Principal Balance for the following Distribution Date;

               (vi) the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date;

               (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

               (ix) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) [1 to 30] days (2) [31 to 60] days (3) [61 to 90] days and (4) [91] or more days and (B) in foreclosure and delinquent (1) [1 to 30] days (2) [31 to 60] days (3) [61 to 90] days and (4) [91] or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (x) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent [60] days or more on each of the Due Dates in each such month;

               (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

               (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

               (xiii) whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Delinquent Loans)

               (xiv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

               (xv) the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses through such Distribution Date;

               (xvi) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Losses and Unpaid Interest Amounts;

               (xvii) with respect to the second Distribution Date, the number and aggregate balance of any Delay Delivery Mortgage Loans not delivered within the time periods specified in the definition of Delay Delivery Mortgage Loans; and

               (xviii) with respect to each Loan Group, the Subordinated Amount and Required Subordinated Amount.

               (xix) Prepayment Charges collected, waived and paid by Servicer.

               (xx) the Record Date for that Distribution Date;

               (xxi) the dates of the Interest Accrual Period(s) for that Distribution Date;

               (xxii) the related Determination Date;

               (xxiii) the related Distribution Date;

               (xxiv) the amount of funds received into any of the Collection Account, Distribution Account and any other account or fund established under the Transaction Documents, and the sources of the funds;

               (xxv) fees paid to any party under the Transaction Documents, other than the Servicing Fee;

               (xxvi) any insurance premiums and other payments to the Credit Enhancer and the purpose of the payments;

               (xxvii) the applicable Mortgage Rate;

               (xxviii) [any payments made to a swap or corridor counterparty];

               (xxix) the beginning and ending balance of any of the Collection Account, Distribution Account and any other account or fund established under the Transaction Documents;

               (xxx) the number and principal balance of the Mortgage Loans at the beginning and the end applicable period, and the following information for the Mortgage Loans for each Loan Group: the weighted average Mortgage Rate, the weighted average remaining term to maturity and the weighted average loan age;

               (xxxi) the pool factor;

               (xxxii) amount of prepayments;

               (xxxiii) amount of prepayment charges;

               (xxxiv) [delinquency and loss information for the Mortgage
          Loans];

               (xxxv) any material modifications, extensions or waiver to any Mortgage Loan's terms during the applicable period;

               (xxxvi) any material breaches by any party to the Transaction Documents of any representation, warranty or covenant;

               (xxxvii) any repurchase or substitution of a Mortgage Loan; and

               (xxxviii) any material changes to the underwriting, originating, acquisition or pool selection criteria of any Seller.

                                   EXHIBIT Q

                       FORM OF PERFORMANCE CERTIFICATION
                                   (Trustee)

          Re: The Pooling and Servicing Agreement dated as of [        ] [   ],
              200_ (the "Pooling and Servicing Agreement") among IndyMac MBS, Inc., as Depositor, IndyMac Bank F.S.B., as Seller and Servicer,
              the undersigned, as Trustee, [        ]

     I, ________________________________, the _______________________ of [NAME
OF COMPANY] (the "Company"), certify to the Depositor and the Servicer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

          (1) I have reviewed the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), [all reports on Form 10-D containing statements to certificateholders filed in respect of the period included in the year covered by the annual report of the Trust Fund] (collectively, the "Distribution Date Statements");

          (2) Assuming the accuracy and completeness of the information delivered to the Company by the Servicer as provided in the Pooling and Servicing Agreement and subject to paragraph (4) below, the distribution information determined by the Company and set forth in the Distribution Date Statements contained in all Form 10-D's included in the year covered by the annual report of such Trust on Form 10-K for the calendar year 200[ ], is complete and does not contain any material misstatement of fact as of the last day of the period covered by such annual report;

          (3) Based solely on the information delivered to the Company by the Servicer as provided in the Pooling and Servicing Agreement, (i) the distribution information required under the Pooling and Servicing Agreement to be contained in the Trust Fund's Distribution Date Statements and (ii) the servicing information required to be provided by the Servicer to the trustee for inclusion in the Trust Fund's Distribution Date Statements, to the extent received by the Trustee from the Servicer in accordance with the Pooling and Servicing Agreement, is included in such Distribution Date Statements;

          (4) The Company is not certifying as to the accuracy, completeness or correctness of the information which it received from the Servicer and did not independently verify or confirm the accuracy, completeness or correctness of the information provided by the Servicer;

          (5) I am responsible for reviewing the activities performed by the Company as a person "performing a servicing function" under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Servicing Assessment and except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Pooling and Servicing Agreement; and

          (6) The Servicing Assessment and Attestation Report required to be provided by the Company and by Subcontractor pursuant to the Pooling and Servicing Agreement, have been provided to the Servicer and the Depositor. Any material instances of noncompliance described in such reports have been disclosed to the Servicer and the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.


                                      Date:________________________________



                                      By:  ________________________________
                                      Name:
                                      Title:

                                   EXHIBIT R

                                    FORM OF
                     SERVICING CRITERIA TO BE ADDRESSED IN
                      ASSESSMENT OF COMPLIANCE STATEMENT

          The assessment of compliance to be delivered by [the Servicer] [Trustee] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

------------------------------------------------------------------------------------------ ----------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                                       General Servicing Considerations
--------------------                                                                       ----------------------
                     Policies and procedures are instituted to monitor any
                     performance or other triggers and events of default in
1122(d)(1)(i)        accordance with the transaction agreements.
--------------------                                                                       ----------------------
                     If any material servicing activities are outsourced to
                     third parties, policies and procedures are instituted to
                     monitor the third party's performance and compliance with
1122(d)(1)(ii)       such servicing activities.
--------------------                                                                       ----------------------
                     Any requirements in the transaction agreements to
                     maintain a back-up servicer for the mortgage loans are
1122(d)(1)(iii)      maintained.
--------------------                                                                       ----------------------
                     A fidelity bond and errors and omissions policy is in
                     effect on the party participating in the servicing
                     function throughout the reporting period in the amount of
                     coverage required by and otherwise in accordance with the
1122(d)(1)(iv)       terms of the transaction agreements.
--------------------                                                                       ----------------------
                                      Cash Collection and Administration
--------------------                                                                       ----------------------
                     Payments on mortgage loans are deposited into the
                     appropriate custodial bank accounts and related bank
                     clearing accounts no more than two business days
                     following receipt, or such other number of days specified
1122(d)(2)(i)        in the transaction agreements.
--------------------                                                                       ----------------------
                     Disbursements made via wire transfer on behalf of an
                     obligor or to an investor are made only by authorized
1122(d)(2)(ii)       personnel.
--------------------                                                                       ----------------------
                     Advances of funds or guarantees regarding collections,
                     cash flows or distributions, and any interest or other
                     fees charged for such advances, are made, reviewed and
1122(d)(2)(iii)      approved as specified in the transaction agreements.
--------------------                                                                       ----------------------
                     The related accounts for the transaction, such as cash
                     reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g.,
                     with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)       transaction  agreements.
--------------------                                                                       ----------------------
                     Each custodial account is maintained at a federally
                     insured depository institution as set forth in the
                     transaction agreements. For purposes of this criterion,
                     "federally insured depository institution" with respect
                     to a foreign financial institution means a foreign
                     financial institution that meets the requirements of Rule
1122(d)(2)(v)        13k-1(b)(1) of the Securities Exchange Act.
--------------------                                                                       ----------------------
                     Unissued checks are safeguarded so as to prevent
1122(d)(2)(vi)       unauthorized access.
--------------------                                                                       ----------------------



                                                 R-1


------------------------------------------------------------------------------------------ ----------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                     Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                     These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days
1122(d)(2)(vii)      specified in the transaction agreements.
--------------------                                                                       ----------------------
                                      Investor Remittances and Reporting
--------------------                                                                       ----------------------
                     Reports to investors, including those to be filed with the
                     Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
1122(d)(3)(i)        Servicer.
--------------------                                                                       ----------------------
                     Amounts due to investors are allocated and remitted in
                     accordance with timeframes, distribution priority and
1122(d)(3)(ii)       other terms set forth in the transaction agreements.
--------------------                                                                       ----------------------
                     Disbursements made to an investor are posted within two
                     business days to the Servicer's investor records, or such
                     other number of days specified in the transaction
1122(d)(3)(iii)      agreements.
--------------------                                                                       ----------------------
                     Amounts remitted to investors per the investor reports
                     agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)       custodial bank statements.
--------------------                                                                       ----------------------
                                          Pool Asset Administration
--------------------                                                                       ----------------------
                     Collateral or security on mortgage loans is maintained as
                     required by the transaction agreements or related
1122(d)(4)(i)        mortgage loan documents.
--------------------                                                                       ----------------------
                     Mortgage loan and related documents are safeguarded as required
1122(d)(4)(ii)       by the transaction agreements.
--------------------                                                                       ----------------------
                     Any additions, removals or substitutions to the asset
                     pool are made, reviewed and approved in accordance with
                     any conditions or requirements in the transaction
1122(d)(4)(iii)      agreements.
--------------------                                                                       ----------------------
                     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage
1122(d)(4)(iv)       loan documents.
--------------------                                                                       ----------------------
                     The Servicer's records regarding the mortgage loans agree
                     with the Servicer's records with respect to an obligor's
1122(d)(4)(v)        unpaid principal balance.
--------------------                                                                       ----------------------
                     Changes with respect to the terms or status of an
                     obligor's mortgage loans (e.g., loan modifications or
                     re-agings) are made, reviewed and approved by authorized
                     personnel in accordance with the transaction agreements
1122(d)(4)(vi)       and related pool asset documents.
--------------------                                                                       ----------------------
                     Loss mitigation or recovery actions (e.g., forbearance
                     plans, modifications and deeds in lieu of foreclosure,
                     foreclosures and repossessions, as applicable) are
                     initiated, conducted and concluded in accordance with the
                     timeframes or other requirements established by the
1122(d)(4)(vii)      transaction agreements.
--------------------                                                                       ----------------------


                                     R-2


------------------------------------------------------------------------------------------ ----------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                     Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency
1122(d)(4)(viii)     is deemed temporary (e.g., illness or unemployment).
--------------------                                                                       ----------------------
                     Adjustments to interest rates or rates of return for
                     mortgage loans with variable rates are computed based on
1122(d)(4)(ix)       the related mortgage loan documents.
--------------------                                                                       ----------------------
                     Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other
1122(d)(4)(x)        number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Payments made on behalf of an obligor (such as tax or
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the
                     appropriate bills or notices for such payments, provided
                     that such support has been received by the servicer at
                     least 30 calendar days prior to these dates, or such
                     other number of days specified in the transaction
1122(d)(4)(xi)       agreements.
--------------------                                                                       ----------------------
                     Any late payment penalties in connection with any payment
                     to be made on behalf of an obligor are paid from the
                     servicer's funds and not charged to the obligor, unless
                     the late payment was due to the obligor's error or
1122(d)(4)(xii)      omission.
--------------------                                                                       ----------------------
                     Disbursements made on behalf of an obligor are posted
                     within two business days to the obligor's records
                     maintained by the servicer, or such other number of days
1122(d)(4)(xiii)     specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the
1122(d)(4)(xiv)      transaction agreements.
--------------------                                                                       ----------------------
                     Any external enhancement or other support, identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation
                     AB, is maintained as set forth in the transaction
1122(d)(4)(xv)       agreements.
-------------------- --------------------------------------------------------------------- ----------------------
-------------------- --------------------------------------------------------------------- ----------------------

                                         [NAME OF SERVICER] [NAME OF TRUSTEE]


                                         Date: _______________________________



                                         By:  ________________________________
                                         Name:
                                         Title:

                                   EXHIBIT S


                      [FORM OF] LIST OF ITEM 1119 PARTIES


                         MORTGAGE BACKED CERTIFICATES,
                                Series 200_-__

                                                          [Date]

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Party                           Contact Information
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                                     S-1

                                   EXHIBIT T

                    [FORM OF] SARBANES-OXLEY CERTIFICATION
                           (Replacement of Servicer)



                                     T-1